UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Hercules Offshore, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

HERCULES OFFSHORE, INC.
9 Greenway Plaza, Suite 2200
Houston, Texas 77046

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 10, 2011

To the Stockholders
of Hercules Offshore, Inc.:

The annual meeting of stockholders of Hercules Offshore, Inc. will be held on May 10, 2011, at 8:00 a.m., local time, at the Renaissance Hotel, 6 Greenway Plaza East, Houston, Texas, for the following purposes:

1. To elect three directors to the class of directors whose term will expire at the 2014 Annual Meeting of Stockholders;

2. To conduct a non-binding advisory vote on the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K (the “2010 executive compensation”);

3. To conduct a non-binding advisory vote on the frequency of the stockholder vote on our executive compensation;

4. To approve the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan, increasing the number of shares of Hercules common stock available for issuance under the plan by 5,000,000 shares;

5. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Attached to this notice is a proxy statement setting forth information with respect to the above items and certain other information.

The board of directors has fixed the close of business on March 14, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the meeting. For a period of ten (10) days prior to the meeting, a complete list of such stockholders will be available at our executive offices for inspection by stockholders during normal business hours for proper purposes.

Your vote is important. All stockholders are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to vote your shares electronically on the Internet, by telephone or by completing, signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided. If a stockholder who has submitted a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

By Order of the Board of Directors

James W. Noe
Senior Vice President, General Counsel,
and Chief Compliance Officer

Houston, Texas
March 25, 2011

Proxy Statement for the
2011 Annual Meeting of Stockholders of
HERCULES OFFSHORE, INC.
To Be Held on May 10, 2011

HERCULES OFFSHORE, INC.
9 Greenway Plaza, Suite 2200
Houston, Texas 77046

PROXY STATEMENT
For 2011 Annual Meeting of Stockholders
To Be Held on May 10, 2011

GENERAL

This proxy statement is furnished to stockholders of Hercules Offshore, Inc. in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders to be held on May 10, 2011, or at any adjournment or postponement thereof, at the time and place and for the purposes specified in the accompanying notice of annual meeting. The mailing of the Notice of Internet Availability of Proxy Materials to stockholders will commence on or about March 29, 2011.

Proxies and Voting Instructions

If you hold shares of our common stock in your name, you may vote your shares in a number of ways:

•	electronically via the Internet at www.proxyvote.com,

•	by telephone, if you are in the U.S. and Canada, by calling 1-800-690-6903, or

•	by completing, signing and dating your proxy card and mailing it in the postage-paid envelope provided.

If you hold shares of our common stock through someone else, such as a bank, broker or other nominee, you will receive voting instructions from the organization holding your account. You will receive a Notice Regarding the Availability of Proxy Materials that will tell you how to access our proxy materials and vote your shares via the Internet. It also will tell you how to request a paper or e-mail copy of our proxy material.

You may revoke your proxy at any time prior to its exercise by:

•	giving written notice of the revocation to our corporate secretary;

•	appearing and voting in person at the annual meeting; or

•	delivering a later-dated proxy card to our corporate secretary at the address above.

Your attendance at the annual meeting in person without voting will not automatically revoke your proxy. If you hold shares through someone else, such as a bank, broker or other nominee, and you desire to revoke your proxy, you should follow the instructions provided by your nominee.

Voting Procedures and Tabulation

We will appoint one or more inspectors of election to act at the annual meeting and to make a written report thereof. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the annual meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties. The determination of the inspectors as to the validity of proxies will be final and binding.

All properly executed written proxies delivered pursuant to this solicitation, and not later revoked, will be voted at the annual meeting in accordance with the instructions given in the proxy. Stockholders should vote their shares on the enclosed proxy card. If no choice is indicated, proxies that are signed and returned will be voted

“FOR” the election of all director nominees, “FOR” the approval, on an advisory basis, of 2010 executive compensation, “FOR” “every one (1) year”, on an advisory basis, in respect of the frequency of the stockholder vote on executive compensation, “FOR” approval of the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan, and “FOR” approval of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011, and in the discretion of the proxies as to all other matters properly brought before the meeting. All shares of our common stock represented by properly executed and unrevoked proxies will be voted if such proxies are received in time for the meeting.

The three nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors. Cumulative voting is not permitted in the election of directors. Approval of our 2010 executive compensation, determination of the frequency of the stockholder vote on executive compensation, approval of the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan, and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011 are each subject to the approval of a majority of the shares of common stock voting on the matter.

Broker non-votes are proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement for the annual meeting is satisfied. For purposes of determining the outcome of any matter to be voted upon as to which the holder has abstained or as to which the broker has physically indicated on the proxy that the broker does not have discretionary authority to vote, these shares will be treated as not voting with respect to that matter.

With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. With regard to the advisory vote on our 2010 executive compensation, votes may be cast in favor, against or abstain. With respect to the advisory vote on the frequency of the stockholder vote on executive compensation, votes may be cast for one year, two years, three years or abstain. With regard to the approval of the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan, votes may be cast in favor, against or abstain. Votes to abstain will be excluded entirely from the vote and will have no effect. Broker non-votes will be treated as set forth below in the section entitled “Effect of Not Casting Your Vote.”

With regard to the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011, abstentions and broker non-votes will not affect the outcome of the voting on the proposal.

Effects of Not Casting Your Vote

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors, approval of 2010 executive compensation, frequency of the stockholder vote on executive compensation and approval of the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan (Items 1, 2, 3 and 4 of this Proxy Statement). Recent changes in regulation limit the ability of your bank or broker to vote your uninstructed shares on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote, no votes will be cast on your behalf except on discretionary matters. If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

VOTING SECURITIES

Our only outstanding voting securities are shares of our common stock. Only holders of record of our common stock at the close of business on March 14, 2011, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. On the record date for the annual meeting, there were 116,604,364 shares outstanding and entitled to be voted at the annual meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each share is entitled to one vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 10, 2011

This proxy statement and our 2010 annual report to stockholders are available at the following address on the internet: http://www.proxydocs.com/hero. Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to certain of our stockholders of record and beneficial owners (excluding those record and beneficial owners who have previously requested that they receive electronic or paper copies of our proxy materials). All stockholders will have the ability to access our proxy materials on the website referred to above and in the Notice Regarding the Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

Our certificate of incorporation provides for three classes of directors serving staggered three-year terms. There are three Class III directors whose terms expire at the 2011 annual meeting: Thomas N. Amonett, Thomas J. Madonna and F. Gardner Parker. The nominating and governance committee of our board of directors has approved, and our board has unanimously nominated, each of Mr. Amonett, Mr. Madonna and Mr. Parker for reelection as directors of Hercules Offshore to serve until the 2014 annual meeting of stockholders or until his successor is elected and qualified. If any of the nominees becomes unavailable for any reason, which is not anticipated, the board of directors in its discretion may designate a substitute nominee. If you have filled out the accompanying proxy card in favor of the unavailable nominee, your vote will be cast for the substitute nominee designated by the board of directors.

The directors nominated for election this year will be elected by a plurality of the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote. In other words, the three nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors. All duly submitted and unrevoked proxies will be voted for the nominees selected by our board, except where authorization to do so has been withheld.

Board Recommendation

Our board recommends that stockholders vote FOR the election of its nominees for director.

Board of Directors

Information with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 2011 annual meeting, is presented below.

Nominees for Election as Class III Directors (Term Expiring in 2014)

Current Class III

Thomas N. Amonett, age 67, director since 2007	Mr. Amonett served as a director of TODCO from May 2004 until TODCO’s acquisition by Hercules Offshore in July 2007. He was appointed lead independent director of TODCO in October 2004 and was appointed Chairman of TODCO in February 2005. He has been President and Chief Executive Officer of Champion Technologies, Inc., a manufacturer and distributor of specialty chemicals and related services, since 1999. From November 1998 to June 1999, he was President, Chief Executive Officer and a director of American Residential Services, Inc., a company providing equipment and services relating to residential heating, ventilating, air-conditioning, plumbing, electrical and indoor air quality systems and appliances. From July 1996 until June 1997, Mr. Amonett was Interim President and Chief Executive Officer of Weatherford Enterra, Inc., an oilfield services and manufacturing company. Mr. Amonett also serves as a director and member of the audit committee and nominating and governance committee of Orion Marine Group, Inc., a marine contractor, and a director and member of the executive compensation committee and the audit committee of Bristow Group Inc., a global provider of helicopter services.

As noted above, Mr. Amonett previously served as a director of TODCO.

Thomas J. Madonna, age 64, director since 2005	Mr. Madonna has been Chief Financial Officer of Menil Foundation, Inc., a major art museum, since July 2007. From November 2002 until July 2007, he served as the Manager of Finance of Menil Foundation, Inc. From 1969 until December 2001, Mr. Madonna worked at PricewaterhouseCoopers LLP in a number of roles, including as Assurance Partner from 1982 until his retirement in 2001.

F. Gardner Parker, age 69, director since 2005	From 1970 until 1984, Mr. Parker worked at Ernst & Ernst (now Ernst & Young LLP), an accounting firm, and was a partner at that firm from 1978 until 1984. Mr. Parker served as Managing Outside Trust Manager with Camden Property Trust, a real estate investment trust, from 1998-2005 and still serves as a Trust Manager of Camden Property Trust. He serves as a director, Chairman of the Board and member of the audit committee of Sharps Compliance Corp., as a director and Chairman of the Board of Triangle Petroleum Corporation, and as a director and chairman of the audit committee and compensation committee of Carrizo Oil & Gas, Inc. Mr. Parker is board certified by the National Association of Corporate Directors.

Mr. Parker previously served as a director of Blue Dolphin Energy Company from 2004-2007 and Pinnacle Gas Resources, Inc. from 2003 to 2011.

Directors Not Standing for Election

Class I Directors (Term Expiring in 2012)

Suzanne V. Baer, age 63, director since 2007	Ms. Baer served as a director of TODCO from May 2005 until TODCO’s acquisition by Hercules Offshore in July 2007. Ms. Baer served as Executive Vice President and Chief Financial Officer of Energy Partners Ltd., an independent oil and natural gas exploration and production company focused on the shallow-to-moderate depth waters of the Gulf of Mexico, from April 2000 until her retirement in April 2005. From July 1998 until March 2000, Ms. Baer was Vice President and Treasurer of Burlington Resources Inc., an independent oil and natural gas exploration and production company, and, from October 1997 to July 1998, was Vice President and Assistant Treasurer of Burlington Resources Inc. Ms. Baer also serves as a director and chairman of the audit committee of Lufkin Industries, Inc.

As noted above, Ms. Baer previously served as a director of TODCO.

John T. Rynd, age 53, director since 2008	Mr. Rynd became Chief Executive Officer and President of Hercules Offshore in June 2008 and was appointed by the Board as a director in June 2008. From July 2007 to June 2008, he was Executive Vice President and Chief Operating Officer of Hercules Offshore. From October 2005 to July 2007, he was Senior Vice President of Hercules Offshore and President of Hercules Drilling Company, LLC. Prior to joining Hercules Offshore, Mr. Rynd worked at Noble Drilling Services Inc., a wholly owned subsidiary of Noble Corporation, a contract drilling company, as Vice President — Investor Relations from October 2000 to September 2005 and as Vice President — Marketing and Contracts from September 1994 to September 2000. From June 1990 to September 1994, Mr. Rynd worked for Chiles Offshore Corporation, a contract drilling company, in various positions, including as Vice President — Marketing.

Steven A. Webster, age 59, director since 2005	Mr. Webster has been Co-Managing Partner of Avista Capital Partners LP, a partnership which he co-founded that focuses on private equity investments in energy, media, healthcare and other industries, since June 2005. From 2000 to June 2005, he served as Chairman of Global Energy Partners, an affiliate of Credit Suisse’s private equity business. From 1998 to 1999, he served as President and Chief Executive Officer of R&B Falcon Corporation, a marine contract drilling company. From 1988 to 1997, Mr. Webster was Chairman and Chief Executive Officer of Falcon Drilling Company Inc., a company he founded. Mr. Webster has been a financial intermediary since 1979 and an active investor since 1984 in the energy sector. He serves as Chairman of Carrizo Oil & Gas, Inc. and Basic Energy Services, Inc. He is also a trust manager of Camden Property Trust and a director of Geokinetics Inc. and SEACOR Holdings Inc.

Mr. Webster previously served as a director of Brigham Exploration from 2000-2007, Goodrich Petroleum from 2003-2007, Encore Bancshares from 2000-2009, Solitario Royalty & Exploration from 2006-2009, Grey Wolf Inc. from 1996-2008, Pinnacle Gas Resources from 2003-2009, Crown Resource Corporation from 2001-2006, and Seabulk International from 2002-2006.

Class II Directors (Term Expiring in 2013)

Thomas R. Bates, Jr., age 61, director since 2004	Mr. Bates has served as a director of Hercules since 2004 and has served as Chairman of our Board of Directors since 2009. Mr. Bates has been a Senior Advisor at Lime Rock Management LP, an energy-focused private equity firm, since January 2010. From October 2001 until December 2009, Mr. Bates was a Managing Director at Lime Rock Management LP. From February 2000 through September 2001, Mr. Bates was a business consultant. From June 1998 through January 2000, Mr. Bates was President of the Discovery Group of Baker Hughes Incorporated, an oilfield services company. From June 1997 to May 1998, he was President and Chief Executive Officer of Weatherford Enterra, Inc., an oilfield services company. From March 1992 to May 1997, Mr. Bates was President of Anadrill at Schlumberger Limited, an oilfield services company. Mr. Bates was Vice President of Sedco Forex at Schlumberger from February 1986 to March 1992. Mr. Bates has been an Adjunct Professor in the Management Department of the Neeley School of Business at Texas Christian University since January 2011.

Mr. Bates previously served as a director of NATCO Group, Inc. from 2003-2009, as a director of T-3 Energy Services, Inc. from 2007 until it was acquired in January 2011, and as a director of Reservoir Exploration Technology ASA from December 2008 until February 2011.

Thomas M Hamilton, age 67, director since 2007	Mr. Hamilton served as a director of TODCO from May 2004 until TODCO’s acquisition by Hercules Offshore in July 2007. He served as the Chairman, President and Chief Executive Officer of EEX Corporation from January 1997 until his retirement in November 2002. From 1992 to 1997, Mr. Hamilton served as Executive Vice President of Pennzoil Company and as President of Pennzoil Exploration and Production Company. Mr. Hamilton was a director of BP Exploration, where he served as Chief Executive Officer of the Frontier and International

Operating Company of BP Exploration from 1989 to 1991 and as the General Manager for East Asia/Australia/Latin America from 1988 to 1989. From 1985 to 1988, he held the position of Senior Vice President of Exploration at Standard Oil Company, prior to its being merged into BP. Mr. Hamilton is also a director and member of the audit and compensation committees of FMC Technologies Inc., Non-Executive Chairman of Methanex Corporation, and a director, member of the compensation committee and chairman of the nominating and governance committee of HCC Insurance Holdings Inc.

Mr. Hamilton previously served as a director of TODCO from 2004-2007 and of Western Gas Resources from January 2006 until it was acquired in August 2006.

Thierry Pilenko, age 53, director since 2006	Mr. Pilenko has been Chairman and Chief Executive Officer of Technip, a provider of engineering, technologies and construction services for the oil, gas and petrochemical industries, since April 2007. From March 2004 to January 2007, Mr. Pilenko was Chairman and Chief Executive Officer of Veritas DGC Inc. From 2001 to March 2004, Mr. Pilenko served as managing director of SchlumbergerSema, a Schlumberger Ltd. company located in Paris. From 1998 to 2001, he was president of Geoquest, another Schlumberger Ltd. company located in Houston, Texas. Mr. Pilenko was employed by Schlumberger Ltd. and its affiliated companies in various parts of the world, beginning in 1984, in a variety of progressively more responsible operating positions.

Mr. Pilenko previously served as a director of Veritas DGC from 2004-2007 and of CGG Veritas from 2007-2010.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Independence

It is the policy of our board of directors that a substantial majority of the members of our board qualify as “independent directors” in accordance with the qualification requirements of the NASDAQ Global Select Market. It is also the policy of our board that all of the members of our audit committee, compensation committee, and nominating and governance committee qualify as “independent directors” in accordance with the qualification requirements of the NASDAQ Global Select Market, and that all of the members of the audit committee satisfy the criteria for independence under applicable provisions of the Securities Exchange Act of 1934 and SEC rules. Our board has determined that all of our directors and nominees for director, except Mr. Rynd, who is employed by Hercules Offshore, satisfy the independence standards of the NASDAQ Global Select Market. Our board also has determined that each member of the audit committee qualifies as “independent” under Rule 10A-3 under the Securities Exchange Act of 1934.

In determining that each such director is independent, the board considered that Hercules Offshore and its subsidiaries in the ordinary course of business sell services to, or purchase products and services from, companies in which some of the directors have a direct or indirect ownership interest, or are or have been employed as officers or serve as directors.

In determining Mr. Hamilton’s independence, our board considered Mr. Hamilton’s position as a director of HCC Insurance Holdings Inc. (“HCC”). In 2010, Hercules Offshore purchased director and officer liability insurance and rig package insurance from certain of HCC’s subsidiaries.

In determining Mr. Bates’ independence, our board considered his position as principal and senior advisor of Lime Rock Management LP (“Lime Rock”). In 2010, Hercules purchased products and services from certain of Lime Rock’s portfolio companies.

Hercules Offshore considers each of these business relationships to be at arms-length and in the ordinary course of business. The board determined that Messrs. Hamilton and Bates do not have a material direct or material indirect interest in any of such business relationships.

Board Committees and Meetings

We have a standing audit committee, compensation committee, and nominating and governance committee of the board of directors. Each of these committees operates under a written charter that has been adopted by the respective committee and by our board. The charters are published under the “Corporate Governance” section of our website at www.herculesoffshore.com.

The current members of the committees, the number of meetings held by each committee in 2010 and a description of the functions performed by each committee are set forth below:

Audit Committee (6 meetings).  The current members of the audit committee are Suzanne V. Baer, Thomas J. Madonna (chair) and F. Gardner Parker. Mr. Madonna was appointed as chairman of the committee in June 2010. The committee’s purpose is to assist the board of directors in overseeing our accounting and financial reporting processes, the audits of our financial statements and our internal control over financial reporting. In addition, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The board of directors has determined that each member of our audit committee qualifies as an “audit committee financial expert,” as such term is defined in SEC rules. The board of directors also has determined that each member of the audit committee qualifies as “independent” under Rule 10A-3 under the Securities Exchange Act of 1934.

Compensation Committee (7 meetings).  The current members of the compensation committee are Thomas M Hamilton (chair), F. Gardner Parker and Thierry Pilenko. The purposes of the committee are, among other things, to discharge the responsibilities of the board relating to the compensation of our Chief Executive Officer and other executive officers, to administer our equity-based compensation plans and to review and approve our objectives and elements of executive compensation.

The compensation committee annually reviews the performance of our Chief Executive Officer and makes compensation decisions regarding the Chief Executive Officer based on that review. The Chief Executive Officer annually reviews the performance of each of the other executive officers and, based on this review, makes recommendations to the committee with respect to their compensation. The recommendations, including with respect to salary adjustments, bonus percentages, equity awards and perquisites, are presented to the committee by our Chief Executive Officer and President, and our Vice President of Human Resources. The committee can exercise its discretion in determining adjustments to the recommended salary, bonus percentages, perquisites or equity awards to the executive officers. The committee approves the elements of compensation relevant to Chief Executive Officer and executive officer compensation based on, among other information, advice from a compensation consultant, established corporate goals and objectives, company performance targets, personal performance objectives, and the compensation paid by the company’s competitors.

In addition, the responsibilities of the compensation committee include, among other things:

•	to consider and take action on the adoption of and changes to our incentive compensation plans, equity-based compensation plans and other benefit plans;

•	to administer our compensation plans that it is assigned responsibility to administer;

•	to review the compensation and benefits of nonemployee directors and to approve, or make recommendations to the board of directors with respect to, any changes in such compensation and benefits;

•	to review and approve any equity-based plans and awards that are not subject to stockholder approval;

•	to approve employment, severance, change-of-control and retention agreements, and amendments for executive officers;

•	to make recommendations to the board of directors regarding the adoption or modification of any stock ownership guidelines applicable to executive officers and directors;

•	to administer and provide oversight of our policy regarding the timing and pricing of equity-based compensation awards;

•	to monitor compensation programs for executive officers to align executive compensation and company performance;

•	to appraise the performance of, and to provide feedback to, the Chief Executive Officer; and

•	to develop and make recommendations to the board regarding succession plans for our Chief Executive Officer and to review, based on the recommendations of the Chief Executive Officer, the succession plans for other key executive officers and members of management.

Nominating and Governance Committee (3 meetings).  The current members of the nominating and governance committee are Thomas N. Amonett (chair), Thomas J. Madonna and Steven A. Webster. Mr. Amonett was appointed as chairman of the committee in June 2010. The purposes of the committee are, among other things, to identify and recommend individuals qualified to become board members consistent with criteria approved by the board, to assist the board in determining the composition of the board and its committees, to develop, implement and review our corporate governance guidelines, practices and procedures, to oversee the company’s international anti-corruption, ethics and compliance programs, and to oversee a process to assess board and committee effectiveness.

In assessing the qualifications of prospective nominees to our board of directors, the nominating and governance committee considers factors it deems relevant, including each nominee’s general understanding of marketing, finance, accounting, or other elements relevant to the success of a publicly traded company in the current business environment, understanding of our business on an operational level, integrity, education and professional background, and willingness to devote time to the board of directors’ duties. In addition, the committee evaluates each individual in the context of the board of directors as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in these various areas. The nominating and governance committee does not specifically consider diversity in regards to ethnicity, gender, race, or age in assessing the qualifications of director nominees nor does it have a policy regarding diversity of nominee candidates. However, as stated above, the committee does consider the diversity of professional experiences and background of nominees, both individually, and in the context of the whole board.

The nominating and governance committee will consider director candidates recommended by stockholders. If a stockholder wishes to recommend a director for nomination by the committee, the stockholder should submit the recommendation in writing to the Chair, Nominating and Governance Committee, in care of the Corporate Secretary, Hercules Offshore, Inc., 9 Greenway Plaza, Suite 2200, Houston, Texas 77046. In accordance with our Policy Regarding Director Recommendations by Stockholders, which can be found under the “Corporate Governance” section of our website at www.herculesoffshore.com, the recommendation should contain the following information:

•	the name, age, business address and residence address of the nominee and the name and address of the stockholder making the nomination;

•	the principal occupation or employment of the nominee;

•	the number of shares of each class or series of our common stock beneficially owned by the nominee and the stockholder;

•	the written consent of the nominee to have such nominee’s name placed in nomination at the meeting and to serve if elected; and

•	any other information the stockholder may deem relevant to the committee’s evaluation.

Candidates recommended by stockholders are evaluated on the same basis as candidates recommended by the board of directors, executive officers, third-party search firms or other sources.

In 2010, our board of directors held eight meetings. Each director attended at least 75% of the total number of meetings of the board of directors and of the committees of the board on which he or she served. Directors are expected to attend meetings of the board of directors and meetings of committees on which they serve and to spend as much time and meet as frequently as necessary to properly discharge their responsibilities. In addition, directors are expected to attend annual meetings of our stockholders. All of our directors who were serving as directors at our 2010 annual meeting of stockholders attended that meeting.

Compensation Committee Interlocks and Insider Participation.  None of our executive officers have served as a member of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of our board of directors.

Structure of the Board of Directors and Role in Risk Oversight

Board Leadership Structure

Our board is comprised of individuals who possess substantial experience in the oil and gas and oilfield services industries, as well as significant financial, management and capital markets experience. Our chairman is the presiding director at each of our board meetings.

Since our inception, the roles of our chief executive officer (who is also our president) and our chairman of the board have been separated, which we believe is the best governance model for Hercules at this time. Our chief executive officer is primarily responsible for managing our day-to-day operations and implementing our strategic initiatives. Our board chairman is an independent director who interfaces with our other board members to provide objective guidance on our strategy and performance, approves the agendas for all board meetings and sees that the objectives of the board are carried into effect by management.

Under this model, we believe that separating these positions enables our chief executive officer to concentrate his efforts on managing our operations and strengthening our business, while the chairman assures that our overall performance and strategy objectives are being met and that management has the support it needs from the board to carry out Hercules’ strategic initiatives. Especially in this challenging business environment, the separation of these roles has enabled our chairman and chief executive officer, respectively, to efficiently and effectively work toward achieving their respective strategic and operational objectives to the benefit of our shareholders.

Director Qualifications

Each of our directors possesses certain experience, qualifications, attributes and skills, as further described below, that led to our conclusion that he or she should serve as a member of our Board of Directors.

Mr. Bates was appointed chairman of the board in 2009. In connection with his appointment, Mr. Bates resigned from each of the committees on which he served to focus on his role as chairman. Mr. Bates has extensive management experience during his long career in the oilfield services industry, having served as President of the Discovery Group of Baker Hughes Inc., President and Chief Executive Officer of Weatherford Enterra, Inc., and as President of Anadrill at Schlumberger Limited, among other positions. Mr. Bates also lends significant investment and capital markets experience gained from his time as a managing director and senior advisor of Lime Rock Management LP. He also served as a director of two other public companies until the first quarter of 2011. We believe that Mr. Bates’s vast and diverse professional experience provides great benefit to the board and to the company in his role as chairman.

Our committees are designed to leverage the relevant knowledge and expertise of our directors. The chairman of our audit committee, Mr. Madonna, has significant experience in both the public and private accounting sector, specializing in the international energy and oilfield industries. He worked for more than thirty years for a major accounting firm, including twenty years as a partner, and has for the last nine years held senior finance positions with a Houston-based foundation. We believe Mr. Madonna’s varied and continued experience in both public and private sector accounting allows him to effectively oversee the audit process of the Company and facilitate the accomplishment of the audit committee’s purposes.

Ms. Baer, also a member of our audit committee, has spent her entire career in investor relations, finance and accounting positions, most recently serving as chief financial officer of an upstream natural gas company. Ms. Baer also has been a director and serves on the audit committee (including currently as chairperson) of another public company since August 2005.

The third member of our audit committee, Mr. Parker, also has significant experience in the public accounting sector, working for fifteen years (six as a partner) for a major accounting firm. In addition, he serves as chairman of the board of two public companies and on the audit committee of three public companies and until June 2010 served as the chairman of our audit committee.

All three members of our audit committee have been designated by the Board and are qualified as “financial experts.”

Two members of our compensation committee have served or are currently serving as chief executive officer of a publicly traded company in industries related to ours. Mr. Hamilton, the chairman of our compensation committee, has extensive executive management experience in the energy industry, including serving as chief executive officer and president of an exploration and production company for almost six years. In addition, he currently serves as a director of three other public companies and on the compensation committee of two of these companies. We believe that Mr. Hamilton’s leadership roles in these other organizations provide him with the background to oversee our compensation program and to use the compensation program to effectively motivate and incentivize our executive officers and other employees.

Mr. Pilenko has worked in executive management positions across the globe throughout his career. He has been the chairman and chief executive officer of two companies and currently serves in this role at Technip. Mr. Pilenko’s international management experience provides our board and the compensation committee with important insight from a broader global perspective. Mr. Parker is the final member of our compensation committee and, as described above, has significant experience as a director and committee member of publicly traded companies.

Mr. Amonett, who was appointed as chair of our nominating and governance committee in June 2010, has served as chief executive officer of Champion Technologies, Inc. for the past eleven years. In addition, he was the chairman of TODCO for over two years prior to it being acquired by Hercules in 2007 and was the chief executive officer of Weatherford Enterra Inc. from 1996-1997. He also is a director of two other publicly traded companies, serving on the audit committee of both of these companies and on the compensation committee of one of these companies.

Mr. Webster has a long career in our industry, having founded and served as the chairman and chief executive officer of one of TODCO’s predecessor entities. He also co-founded a private equity investment firm and serves as a director of four other public companies, including some in our industry. Mr. Webster’s experience provides our board specific expertise about our drilling rigs and industry, as well as valuable insight into the capital markets.

As a whole, the structure of our board lends knowledge specific to our industry and to our assets, and is composed of directors that provide a wealth of experience both from a management and director, as well as a customer and an investor, perspective. In addition, our board members provide a balance of individual expertise in the financial, legal, operational, accounting and marketing functions. Our committees are structured to take advantage of the diverse individual experiences of their respective members in order to accomplish the purposes of each committee.

The nominating and governance committee reviewed the composition of the board and each of the committees at its meeting in the fourth quarter of 2010 and determined not to make any changes to the composition of any of the committees for 2011. As noted above, Mr. Madonna and Mr. Amonett, at the recommendation of the nominating governance committee, were appointed as chairman of the audit committee and nominating and governance committee, respectively, in June 2010.

Board’s Role in Risk Oversight

Our board, primarily through our committees, plays an important role in assessing and overseeing the various risks to which the company is exposed. On an annual basis, our chief compliance officer makes a comprehensive presentation to the nominating and governance committee regarding the governance and compliance risks that are impacting or that could potentially impact our business. Included in this presentation is an overview and analysis of our Foreign Corrupt Practices Act (“FCPA”) compliance program, a review of our insurance policies, and a discussion of enforcement trends relevant to our company. In addition to this annual update, our chief compliance officer also provides updates on compliance matters relevant to the company during the executive session held at the end of each nominating and governance committee meeting, and our management also provides periodic updates throughout the year as issues arise. Furthermore, the nominating and governance committee evaluates the board leadership and overall composition of the board.

Our audit committee, with input from our internal audit group and our finance and accounting personnel, oversees our financial reporting and Sarbanes-Oxley compliance processes. Additionally, the committee monitors compliance in the human resources area through the internal audit group’s activities. The committee also meets periodically with management to discuss our major financial risk exposures and the steps management has taken to monitor and control these exposures. In addition, our chief compliance officer provides updates on compliance matters relevant to the audit committee during the executive session held at the end of each audit committee meeting.

Our compensation committee assesses risks associated with the company’s compensation program. As discussed in Compensation Discussion and Analysis below, the compensation committee establishes and monitors our compensation program in order to incentivize and motivate our officers and employees, while taking into account potential risks associated with such compensation program.

Our board, with input from management, also assesses and oversees our operational risks. The board receives detailed reports on Health, Safety and Environmental (“HSE”) issues at each board meeting from senior operations and HSE managers. In addition, the board receives detailed reports on operational issues at each board meeting from senior operations personnel and receives and reviews detailed contract status and marketing reports at each board meeting from senior marketing personnel. We have a Vice President of Risk who reports directly to our General Counsel. These individuals manage and monitor our claims and litigation and provide periodic reports to the board. Included in these updates are annual presentations about our insurance packages and management’s discussions with our underwriters. Given the dynamic nature of the insurance market in our industry, the board plays an active role in evaluating the adequacy of our insurance packages in managing our operational risks.

Our board also assesses transactional and capital structure risks. The board receives periodic updates from management on our capital structure and compliance with debt covenants. Additionally, the board considers the risks associated with merger and acquisition and capital markets transactions that are contemplated in the execution of the strategy of the company.

Each of the committees communicates directly with our management team to implement the company’s risk management objectives. At the regularly scheduled committee meetings, management provides feedback on the achievement of these objectives and receives input from the respective committees regarding future actions. Management also keeps the full board apprised of any significant risks that the company is encountering or expects to encounter as such risks arise.

The committees report their respective assessments of risks to the full board of directors. We believe our board and committee structure, and the communication among the committees and between the board and our management team, allows the board to effectively oversee the management of our risks by our officers.

Corporate Governance

Corporate Governance Guidelines.  The board of directors has established Corporate Governance Guidelines to assist the board in the exercise of its responsibilities under applicable law. The guidelines provide a framework for the governance of our company and the board, covering such matters as determining director independence; director orientation and continuing education; director responsibilities; director access to officers, management and advisors; annual evaluations of the board; and other corporate governance practices and principles. The guidelines are available on our website at www.herculesoffshore.com under the “Corporate Governance” section. In addition, the guidelines, as well as the charters of the audit committee, the compensation committee and the nominating and governance committee, and our Code of Business Conduct and Ethics, are available in print to any investor requesting a copy. Requests should be directed to our Investor Relations Department.

Code of Business Conduct and Ethics.  All of our directors and employees must act ethically at all times and in accordance with the policies comprising our Code of Business Conduct and Ethics. The code is a reaffirmation that we expect all directors and employees to uphold our standards of honesty, integrity, ethical behavior and compliance with the law, and to avoid actual or apparent conflicts of interest between their personal and professional affairs. Directors and employees are obligated to promptly report any good faith concerns or problems or any actual or suspected violations of the code. The code sets forth the procedures for the confidential and anonymous reporting of a violation of the code. We prohibit any form of retaliation against any employee for reporting, in good faith, suspected violations of the code. The code also sets forth procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. In the event of any change or waiver, including an implicit waiver, of the code granted by us to one of our executive officers or directors, we will make disclosure of such waiver available on our website at www.herculesoffshore.com. The code is available on our website at www.herculesoffshore.com, as described above.

Policy Regarding the Granting of Equity-Based Compensation Awards.  We make equity grants to our employees and directors in accordance with our Policy Regarding the Granting of Equity-Based Compensation Awards. This policy establishes guidelines and procedures for the granting of equity compensation. The policy is intended to ensure that we comply with applicable laws and regulations as well as leading governance practices with respect to the granting of equity compensation. The policy is available on our website at www.herculesoffshore.com under the “Corporate Governance” section.

Clawback Policy.  In February 2009, our board adopted a clawback policy applicable to our executive officers and directors. The clawback policy provides that, in the event that an executive officer or director of ours, while employed by us, is found to have engaged in fraud or misconduct that resulted in a material restatement of our financial statements or caused us to violate in any material respect the United States securities laws and regulations or the FCPA, we shall have the right to (i) reimbursement of any bonus or retainer previously paid to such executive officer or director, (ii) forfeit or cancel any unvested equity compensation award and the reimbursement of the fair market value of any vested equity compensation award, and (iii) reimbursement of any gains or profits realized from the exercise of stock options or from any other disposition of securities attributable to an award of equity compensation, in each case awarded to, paid to or realized by the executive officer or director, or vested, within the two-year period prior to such restatement or violation. In addition, the board may terminate the employment of such executive officer or demand the resignation of such director and take any other lawful actions as it deems appropriate to enforce the executive officers’ and directors’ obligations to us.

Hedging Policy.  The company has adopted a hedging policy that allows the company to appropriately manage its mix of fixed and floating interest rates. The hedging policy assigns responsibility to the company’s treasury department to manage interest rate risk, recommend hedging structures and execute on such transactions. The company’s Chief Executive Officer and Chief Financial Officer must approve hedges recommended by the treasury department, provided that such hedges are within the general guidelines and targets set forth in the hedging policy. If the recommended hedge is not within these general guidelines and targets, it must be presented to the Audit Committee for approval. The Treasury Department or the Chief Financial Officer reports on any new interest rate hedges at the next regularly scheduled Audit Committee meeting occurring after the hedge is put in place.

Executive Sessions.  The independent directors meet regularly in executive session without management participation before and, if necessary after, each regular non-telephonic board meeting. Currently, the director who presides at these meetings is the Chairman of the Board. If the Chairman ceases to be independent, then the presiding director will be chosen by a vote of the independent directors.

Communication with the Independent Directors.  Stockholders and other interested parties may make their concerns known confidentially to the independent directors by submitting a communication in an envelope marked “Confidential” addressed to the “Board of Directors,” a specifically named independent director or the “Independent Directors” as a group, in care of our corporate secretary. All such communications will be conveyed, as applicable, to the full board of directors, the specified independent director or the independent directors as a group.

EXECUTIVE OFFICERS

We have presented below information about our executive officers as of March 14, 2011. Officers are appointed annually by the board of directors and serve until their successors are chosen or until their resignation or removal.

Nane	Age	Position

John T. Rynd	53	Chief Executive Officer and President (1)
James W. Noe	38	Senior Vice President, General Counsel, and Chief Compliance Officer; Chief Executive Officer and President of Delta Towing
Stephen M. Butz	39	Senior Vice President, Chief Financial Officer and Treasurer (2)
Terrell L. Carr	56	Vice President, Worldwide Operations (Drilling)
Troy L. Carson	35	Chief Accounting Officer
Todd A. Pellegrin	45	Vice President, Worldwide Liftboat Operations
Don P. Rodney	63	President of Hercules International Holdings, Ltd. and Hercules Oilfield Services Ltd.
Lisa W. Rodriguez	50	Vice President, Human Resources (3)

(1)	For biographical information on Mr. Rynd, see “Election of Directors — Board of Directors” beginning on page 3.

(2)	Stephen M. Butz was appointed Senior Vice President, Chief Financial Officer and Treasurer in May 2010, after serving as Vice President, Finance and Treasurer of Hercules Offshore since October 2006.

(3)	Lisa W. Rodriguez was appointed Vice President, Human Resources in May 2010 after previously serving as Senior Vice President and Chief Financial Officer from March 2007 to May 2010.

James W. Noe has served as Senior Vice President, General Counsel and Chief Compliance Officer since April 2007 (and as Secretary until February 2010) and as Chief Executive Officer and President of our Delta Towing division since December 2008. From October 2005 to April 2007, Mr. Noe served as Vice President, General Counsel, Chief Compliance Officer and Secretary of Hercules Offshore. From July 2002 to October 2005, Mr. Noe was Corporate Counsel for BJ Services Company, a worldwide oilfield services company. He was in private legal practice from October 1997 to July 2002.

Stephen M. Butz was appointed Senior Vice President, Chief Financial Officer and Treasurer in May 2010, after serving as Vice President, Finance and Treasurer of Hercules Offshore since October 2006. He joined the company in February 2005 as the Director of Corporate Development. During 2004, Mr. Butz served as a consultant to Noble Corporation. From 1996-2004, he worked in the investment banking industry as an equity research analyst at Deutsche Bank and Jefferies & Company. Before joining Jefferies & Company, Mr. Butz held positions in corporate lending.

Terrell L. Carr joined Hercules Drilling Company, LLC as Vice President of Operations in January 2007. He is now Hercules Offshore’s Vice President of Worldwide Operations (Drilling) and is responsible for Hercules Offshore’s day-to-day drilling operations. From 2006 to January 2007, Mr. Carr served as Manager, Operations for the Asia Pacific Region of ENSCO International Incorporated and from 2001-2006, he served as a Rig Manager and Country Manager in various international locations for Ensco International Incorporated. Prior to joining ENSCO, from 1982 to 2001, Mr. Carr was employed by Reading & Bates Corporation (later R&B Falcon Corporation) in various key international operations and marketing roles.

Troy L. Carson was named Chief Accounting Officer in May 2010. He joined the Company in March 2007 as Vice President and Corporate Controller and was appointed Principal Accounting Officer in July 2008. Previously, Mr. Carson served in a variety of roles, including as the Assistant Corporate Controller, at Weatherford International Ltd., an international oilfield services company, from June 2002 to March 2007. In addition, he was a member of the Commercial Assurance Practice of Arthur Andersen LLP from 1997 to 2002.

Todd A. Pellegrin was appointed Vice President of Worldwide Liftboat Operations in December 2008. From June 2008 to December 2008, Mr. Pellegrin served as Vice President of International Liftboats. From July 2007 to June 2008, Mr. Pellegrin served as the Managing Director for the West Africa Region. Prior to this appointment, Mr. Pellegrin held the position of Managing Director of Hercules Offshore Nigeria from March 2006 to July 2007. Mr. Pellegrin was the Managing Director of Danos & Curole Nigeria, Ltd. from January 2004 to February 2006. From August 1998 to December 2003, he served in several capacities for Danos & Curole, including International Business Development Representative.

Don P. Rodney has served as President of Hercules International Holdings Ltd. since December 2005 and President of Hercules Oilfield Services Ltd. since September 2006. From July 2004 to December 2005, Mr. Rodney served as Vice President, Finance of Hercules Drilling Company, LLC. From October 2003 to June 2004, Mr. Rodney was Chief Financial Officer of Hercules Offshore Corporation, which is not related to our company. From November 2002 to July 2003, he was Treasurer of TODCO, a contract drilling company. Mr. Rodney was Controller, Inland Water Division of Transocean from February 2001 until October 2002. From November 1992 until January 2001, Mr. Rodney served as Vice President, Finance for R&B Falcon Drilling USA, Inc., a marine contract drilling company, and its predecessors.

Lisa W. Rodriguez was appointed Vice President, Human Resources in May 2010 after serving as Senior Vice President and Chief Financial Officer from March 2007 to May 2010. Ms. Rodriguez served as Chief Financial Officer on an interim basis from January 2007 to March 2007. Prior to joining Hercules Offshore, Ms. Rodriguez was Senior Vice President and Chief Financial Officer of Weatherford International Ltd. from June 2002 to November 2006.

SECURITY OWNERSHIP

The following table sets forth information as of March 14, 2011 with respect to the beneficial ownership of our common stock by (1) each stockholder who is known to us to be a beneficial owner of more than 5% of our common stock, (2) our directors and director nominees and the persons named in the “Summary Compensation Table” below, and (3) all current executive officers and directors as a group. To our knowledge, except as indicated in the footnotes to this table or as provided by applicable community property laws, the persons named in the table have sole investment and voting power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Number of Shares(2)	Percent of Class

BlackRock, Inc.(3)	7,152,418	6.1%
The Vanguard Group, Inc.(4)	5,953,161	5.1%
John T. Rynd	904,128	*
Stephen M. Butz	159,397	*
James W. Noe	316,265	*
Terrell L. Carr	274,613	*
Troy L. Carson	106,170	*
Thomas N. Amonett	46,926	*
Suzanne V. Baer	38,771	*
Thomas R. Bates, Jr.(5)	50,000	*
Thomas M Hamilton	44,734	*
Thomas J. Madonna	63,200	*
F. Garner Parker(6)	46,200	*
Thierry Pilenko	31,866	*
Steven A. Webster(7)	1,811,639	1.5%
Lisa W. Rodriguez(8)	425,573	*
All current executive officers and directors as a group (16 persons)	4,504,400	3.8%

*	Less than 1% of issued and outstanding shares of our common stock.

(1)	The address of each director and executive officer is 9 Greenway Plaza, Suite 2200, Houston, Texas 77046.

(2)	The number of shares beneficially owned by the directors and executive officers includes shares that may be acquired within 60 days of March 14, 2011 by exercise of stock options is as follows: Mr. Rynd — 561,333 shares; Mr. Butz — 98,567 shares; Mr. Noe — 235,250 shares; Mr. Amonett — 17,308 shares; Mr. Hamilton — 17,308 shares; Mr. Carr — 171,667 shares; Mr. Carson — 76,767 shares; Ms. Baer — 10,000 shares; Mr. Bates — 0 shares; Mr. Madonna — 10,000 shares; Mr. Parker — 10,000 shares; Mr. Pilenko — 10,000 shares; Mr. Webster — 10,000 shares; Ms. Rodriguez — 261,667 shares and all current executive officers and directors as a group — 1,651,020 shares.

(3)	Based on a Schedule 13G/A filed February 4, 2011 with the SEC by BlackRock, Inc., BlackRock, Inc. reported sole voting and dispositive power with respect to 7,152,418 shares of common stock. The address for this entity is 40 East 52nd Street, New York, New York 10022.

(4)	Based on a Schedule 13G filed February 10, 2011 with the SEC by The Vanguard Group, Inc., The Vanguard Group, Inc. reported sole voting and dispositive power with respect to 5,752,360 shares of common stock, and Vanguard Fiduciary Trusty Company, a wholly-owned subsidiary of The Vanguard Group, Inc., reported sole voting and shared dispositive power with respect to 200,801 shares of common stock. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Board of Trustees. The address of each is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)	Pursuant to the partnership agreement of Lime Rock Management LP (“Lime Rock Management”), Mr. Bates is obligated to transfer any proceeds received upon sale of the options to Lime Rock management and thus the pecuniary interest in the options is held by Lime Rock Management. Mr. Bates disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(6)	Mr. Parker owns 7,000 shares indirectly through his wife.

(7)	Mr. Webster directly owns 1,123,125 shares of our common stock and is the beneficial owner of 588,767 shares of our common stock through Kestrel Capital, LP, over which Mr. Webster shares voting and investment power, 44,747 shares of our common stock as Trustee of the Steven A. Webster Defined Benefit Pension Plan, 5,000 shares of our common stock as Trustee of the Elizabeth Anne Webster Trust, and 40,000 shares of our common stock through San Felipe Resources Company, of which he and his wife are the general partners.

(8)	Ms. Rodriguez resigned as Senior Vice President and Chief Financial Officer in May 2010 and was appointed Vice President, Human Resources.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and beneficial owners of more than ten percent (10%) of any class of equity securities to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and, pursuant to rules promulgated under Section 16(a), such individuals are required to furnish us with copies of Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to us during the year ended December 31, 2010 and written representations from our officers and directors, all Section 16(a) reports applicable to our officers and directors and any beneficial owners of ten percent (10%) or more of a class of equity securities were filed on a timely basis.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Previous Year Performance and Compensation

Two thousand and ten was a critical year in the history of Hercules Offshore. While the global economic downturn that began late in 2008 continued to impact the industry, we were further effected in 2010 by the new regulations for offshore drilling that were imposed in the wake of the Macondo well incident. These regulations resulted in our customers experiencing significant delays in obtaining necessary permits to operate in the U.S. Gulf of Mexico. As a leading provider of shallow water drilling and marine services in the Gulf of Mexico, these events have significantly impacted our operations, causing our profitability and stock price to trail that of others in the broader oilfield services industry in 2010.

While our ability to secure new business in the Gulf of Mexico has been hindered by these factors, the company met nearly all of our 2010 financial and non-financial goals. We continued to demonstrate exceptional operational performance in 2010, and have recently taken several important steps to position our company for success in the future as noted below:

2010 Operational Successes:

•	Improved drilling safety performance, as measured by the industry metric of total recordable incident rate, by eight percent in 2010 as compared to 2009. We have achieved continuous year over year improvement since the formation of our company, and in 2010 had a company-wide total recordable incident rate lower than the industry average in comparable markets.

•	Increased utilization in both drilling and liftboat divisions during 2010 as compared to 2009, including improved utilization of our marketed domestic jackup rigs from 59% to 81%.

•	Proactively reduced operating expenditures in the Domestic Offshore and Inland operations, which resulted in $45 million lower operating costs in 2010 as compared to 2009.

2011 Strategic Initiatives:

•	In January 2011, the company invested in approximately eight percent of a new entity, Discovery Offshore S.A., which investment was used by Discovery Offshore towards funding down payments on two newbuild ultra high specification jackup drilling rigs. The company also executed a construction management agreement and a services agreement with respect to each of the rigs.

•	In January 2011, the company entered into an agreement with China Oilfield Services Limited whereby it will market and operate a jackup drilling rig for a specified opportunity in Angola.

•	In February 2011, the company entered into an asset purchase agreement with Seahawk Drilling, Inc., whereby the company would purchase 20 jackup rigs and related assets, accounts receivable, cash and certain liabilities. Seahawk filed voluntary Chapter 11 petitions before the U.S. Bankruptcy Court, and the transaction is subject to bankruptcy approval and other regulatory and customary approvals.

•	In March 2011, the company amended its credit agreement to allow for the Seahawk transaction, to increase its investment basket and to revise the financial covenants.

Hercules Offshore’s stock price has performed well during 2011 to-date as we have announced these transactions, with the stock price increasing from $3.48 per share on December 31, 2010 to a closing price of $5.87 on March 14, 2011, a 69% improvement.

2010 Compensation Actions

Irrespective of our continued financial and strategic improvements, the impact of the economic downturn and the Macondo well incident created significant challenges to retain the management team. With our depressed stock price, the company has been unable to offer competitive long-term grant levels, as doing so would significantly dilute our shareholders. In 2010, long-term grants were 56% below the median of our peers on average for the named executive officers, and in 2009, long-term incentive grant values were 87% below the median. It is also worth noting that certain members of the executive team voluntarily took a 10% reduction in base salary in 2009, which remains in effect.

The Board of Directors and its Compensation Committee (the “committee”) remain committed to retaining the existing management team, and as a result, have offered cash retention incentives to recover some of the shortfall in long-term incentive compensation levels. While a portion of the awards are delivered solely upon continued employment, the majority of such awards are earned only if the company achieves specific performance goals during the year. This “Incentive and Retention Plan” was implemented in 2010, and covers both the 2010 and 2011 fiscal years. The committee believes that the implementation of this plan has been critical in deflecting efforts by competitors that can offer attractive compensation opportunities, and in keeping the management team focused on executing the current business strategy for future shareholder value creation.

With the implementation of the plan, 2010 target total direct compensation was still 10% below the median overall for the named executive officers. It is important to note that the committee utilized this special arrangement to retain management during a difficult time for the company, but has no intention of continuing the program beyond 2011.

For 2010, compensation for the named executive officers increased over 2009 levels primarily due to the achievement of our performance goals under the annual incentive plan and under the Incentive and Retention Plan. A discussion of our performance versus the goals in each plan is described in detail below. Also impacting 2010 compensation for named executive officers, other than Mr. Rynd and Ms. Rodriguez, is a one time retention payment under the 2009 Retention Plan which was paid in the first quarter of 2010 and is therefore included in the 2010 compensation. Equity incentives in the form of stock options were also higher in 2010 versus 2009; however, the grant values were again well below median market levels, as indicated previously.

Aside from those mentioned previously, the company’s most important approaches to compensation did not change in 2010, including an equity ownership requirement for officers and a clawback policy. The committee also continues to rely on the advice of independent consultants hired directly by the committee.

2011 Pay-For-Performance

Recognizing that it had to take special actions in 2010, the committee has strengthened the link between pay-for-performance for 2011 in two ways. First, the committee has implemented a long-term equity incentive program whereby 56% of the target award level of shares granted to the named executive officers is tied to the achievement of EBITDA and Safety goals. The specific goals and performance compared to these goals will be disclosed in our annual proxy statement filed in 2012. Additionally in 2011, the committee established a separate cash-based long-term incentive program tied to total shareholder return for the Chief Executive Officer, where 50% of the award is earned only upon the achievement of stock price hurdles ranging from $5 to $10 per share.

The following compensation discussion and analysis outlines the processes, elements and decisions regarding 2010 compensation for our executive officers named in the Summary Compensation Table, who are referred to as the named executive officers.

Executive Compensation Decision Making Process

Compensation Committee

The board of directors delegates to the compensation committee responsibility for establishing compensation of its executive officers, pursuant to a written charter adopted by the board and posted on the company’s website at www.herculesoffshore.com. Each of the three members of the compensation committee meets the independence requirements contained in the NASDAQ listing standards.

The compensation committee is responsible for the oversight and administration of the company’s base, annual incentive, long-term compensation and benefit programs for executive officers. The committee’s key compensation responsibilities are:

•	to monitor the elements of compensation relevant to the Chief Executive Officer and executive officers to determine whether such programs are properly achieving their intended purposes of aligning executive compensation and company performance, and do not contain provisions or by their nature promote adverse risks or risk taking that could be detrimental in their operation to the company or its shareholders;

•	to establish corporate goals and objectives relevant to the incentive compensation of executive officers;

•	to consider and take action on the adoption of and changes to our incentive compensation plans, equity-based compensation plans and other benefit plans;

•	to administer our compensation plans that it is assigned responsibility to administer;

•	to review and approve any equity-based plans and awards that are not subject to stockholder approval;

•	to approve employment, severance, change-of-control and retention agreements, and amendments for executive officers;

•	to make recommendations to the board of directors regarding the adoption or modification of any stock ownership guidelines applicable to executive officers and directors;

•	to appraise the performance of, and to provide feedback to, the Chief Executive Officer; and

•	to develop and make recommendations to the board regarding succession plans for our Chief Executive Officer and to review, based on the recommendations of the Chief Executive Officer, the succession plans for other key executive officers and members of management.

Role of Consultants

To assist it in structuring our compensation program in 2010, the committee engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”), an outside executive compensation consulting firm, to conduct an annual review of our total compensation program for our key employees, including the named executive officers. F.W. Cook provided the committee with relevant market data and alternatives to consider when making decisions with respect to the Chief Executive Officer’s compensation and his recommendations with respect to the compensation of the other named executive officers. Our management did not engage F.W. Cook in any other capacity for 2010 and does not direct or oversee the retention or activities of F.W. Cook with respect to our executive compensation program. The committee has retained the services of F.W. Cook for 2011.

Role of Executive Officers

On an annual basis, our Chief Executive Officer and President reviews the performance of each of the other named executive officers and, based on this review, makes recommendations to the committee with respect to the compensation of the named executive officers, other than himself. The Chief Executive Officer and President also considers internal pay equity issues, individual performance and company performance in making his recommendations to the committee. The Vice President, Human Resources provides general administrative support for the committee, such as providing advice to the committee and overseeing the documentation of equity plans and awards as approved by the committee.

Compensation Philosophy and Objectives

The Company’s continued success depends on attracting, directing, motivating, and retaining top talent, including an exceptional senior management team that can lead a dynamic international company. The committee believes that executive compensation programs play an important role in achieving these goals. Its programs are therefore designed:

•	to attract, retain, motivate, and reward executive officers who are capable of leading the Company in a complex, competitive, and changing industry;

•	to align the interests of our executive officers with those of our stockholders;

•	to pay for performance;

•	to ensure that performance-based compensation does not encourage excessive risk taking; and

•	to increase retention by requiring forfeiture of a substantial portion of an executive officer’s compensation upon voluntary termination of employment.

Use of Data

In making compensation decisions, the committee compares each element of total compensation against a peer group of publicly traded offshore drilling and oilfield service companies. The committee periodically reviews and adjusts the composition of the peer group. During 2010, with F.W. Cook’s assistance and input from senior management, the committee reviewed our peer group and determined that the current composition was appropriate. The current peer group consists of companies against which the committee believes we compete for talent, business and stockholder investment. The companies that the committee selected to comprise our peer group were:

• Atwood Oceanics, Inc.	• Helmerich & Payne, Inc	• Oil States International, Inc.
• Seahawk Drilling	• Key Energy Services	• Parker Drilling Company
• Oceaneering International,Inc. • Basic Energy Services	• Patterson-UTI Energy, Inc. • Unit Corporation	• Superior Energy Services, Inc. • Rowan Companies, Inc.
• Complete Production Services, Inc.	• Global Industries

Use of Judgment

The committee believes that the application of its members’ and the consultant’s collective experiences and judgment is as important to excellence in compensation as the use of data. The market data is an important tool for analysis and decision-making; however, the committee exercises both positive and negative discretion based on their experiences and judgment. The committee gives consideration to each officer’s personal contributions to the organization, as well as his or her skill sets, qualifications and individual performance, and competitive conditions in determining compensation in an effort to retain highly qualified employees in key positions. The committee recognizes that certain executive officers may have a more expansive role in executing the management of our company compared to similarly situated executives in the peer group. The committee also seeks to reward the sense of urgency and the ingenuity that allows the officer to effectively resolve challenges and capitalize on opportunities to the benefit of the company.

Key Compensation Elements

The committee believes the compensation packages we provide to our executives, including the named executive officers, should include base salary, short-term incentive compensation that rewards performance as measured against established goals, and longer-term incentive compensation. The committee believes the form of compensation should include both cash and stock-based compensation. For 2010, the principal components of compensation for named executive officers were:

•	Base salary;

•	Short-term and long-term incentive and retention compensation;

•	Long-term equity-based awards; and

•	Benefits.

In making compensation decisions, the committee compares each element of total compensation to peer data and consultant provided-survey data, combined with its judgment and philosophy. The committee targets total direct compensation for named executive officers, which includes base salary, cash retention awards, short-term and long-term cash incentives and long-term equity incentives, valued at the grant date, at the median of total compensation paid to similarly situated executive officers within the peer group. Variations may occur due to an individual executive officer’s scope of responsibility and performance.

A significant percentage of total compensation is allocated to short-term and long-term incentives and therefore is at risk. Income from such incentive compensation programs is primarily realized as a result of the performance of our company and the individual, depending on the type of award, compared to established goals. There is no pre-established policy or target for the allocation between either cash and noncash or short-term and long-term incentive compensation.

The committee targets total direct compensation at the 50th percentile of the latest available compensation data. For 2010, total direct compensation was at or below the median for all of our named executive officers for whom we have comparable data available among our peer group, with the exception of Ms. Rodriguez, whose total direct compensation was between the median and the 75th percentile, primarily due to her partial year of service as Senior Vice President and Chief Financial Officer, and Mr. Carr, whose total direct compensation was also between the median and the 75th percentile.

The following is a discussion of each compensation element and the actions taken by the committee in 2010.

Base Salary

The committee believes base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. The committee determines the base salary of each named executive officer based on his or her position and responsibility. During its review of base salaries for executives, the committee primarily considers:

•	Individual performance of the executive, including leadership and execution of strategic initiatives and the accomplishment of goals established for each of them;

•	Market data provided by our outside compensation consultant;

•	The executive’s total compensation, both individually and relative to other officers; and

•	For named executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer.

The committee typically considers base salary levels annually as part of its review of the performance of our named executive officers and from time to time upon a promotion or other change in job responsibilities.

In May 2010, Ms. Rodriguez resigned as our Senior Vice President and Chief Financial Officer and became Vice President, Human Resources. Mr. Butz was named our Senior Vice President, Chief Financial Officer and Treasurer in May 2010 after serving as our Vice President, Finance and Treasurer, and Mr. Carson was named our Chief Accounting Officer after serving as our Vice President and Corporate Controller. The following table notes the salary adjustments reflecting the change in these named executive officers’ positions:

Name	From	To

Stephen M. Butz	$235,000	$300,000
Troy L. Carson	$225,000	$250,000
Lisa W. Rodriguez	$360,000	$235,000

The committee reviewed the base salaries of our named executive officers in the first quarter of 2011 and decided, given the current economic environment and performance of the company, to maintain the salaries at their current levels without any increase.

Short-term and Long-term Incentive and Retention Compensation

2009 Retention Program

In February 2009, in light of the impact of the global economic downturn on the company’s financial condition, the committee, with the assistance of F.W. Cook, reviewed the long-term retention programs for named executive officers. Based on that review, the committee established a cash-based program to retain key personnel. The objective of the plan was to retain key officers and other critical employees to successfully manage the company through the economic challenges and financial uncertainty faced by the company as a result of the global economic and drilling industry downturn. The following table sets forth the retention bonus that each of our named executive officers was eligible to receive, and was paid, on March 1, 2010.

Name	Retention

John T. Rynd	$—
Stephen M. Butz	$117,500
James W. Noe	$187,500
Terrell L. Carr	$152,500
Troy L. Carson	$112,500
Lisa W. Rodriguez	$—

HERO Plan

The Hercules Offshore Incentive Compensation Program, referred to in this proxy statement as the “HERO Plan,” is an annual cash incentive program the committee approved for use beginning in 2006. The HERO Plan provides guidelines for the calculation of annual non-equity incentive-based compensation, subject to committee oversight. The committee, in its discretion, from time to time may modify certain elements of the guidelines in order to account for special events, such as acquisitions made by the company, or to more closely align the guidelines with the strategic objectives of the company. At the end of 2009, the committee established a target range of eligibility for potential payouts for the named executive officers. The various incentive levels are based on competitive information and the participant’s responsibility for and impact on our results, with threshold, target and maximum award opportunities established as a percentage of base salary.

In December 2009, the committee determined the components of the HERO Plan for 2010. Depending upon the role of the participant in the company, the components included earnings from operations adding back depreciation (“EBITDA”) as adjusted, days sales outstanding and days payable outstanding, divisional EBITDA as adjusted, maintenance capital expenditures, safety goals, and personal goals. The committee set annual performance objectives for the safety and personal goals components. For all other components, which are financial in nature, the committee set objectives for the six months ended June 30, 2010. Mid-year the committee established the objectives for the financial components for the six months ended December 31, 2010.

Certain components of the objectives have threshold, target and maximum, or stretch, objectives. The named executive officers participating in the HERO Plan receive payment of a percentage of his or her salary based on the achievement of the objectives. Each component is weighted with the total potential threshold, target and maximum award opportunities as a percent of the average salary for the named executive officers set forth below:

	HERO Incentive Levels for 2010
	Threshold	Target	Maximum
Name	(%)	(%)	(%)

John T. Rynd	50%	100%	200%
Stephen M. Butz(1)	30%	60%	120%
James W. Noe	30%	60%	120%
Terrell L. Carr	30%	60%	120%
Troy L. Carson	20%	40%	80%
Lisa W. Rodriguez(1)	20%	40%	80%

(1)	The percent of salary award opportunity for Mr. Butz and Ms. Rodriguez is applied to the average annual base salary earned during 2010, which is a weighted average of the salaries which they earned in their respective roles throughout 2010.

For 2010, the named executive officers’ HERO Plan awards, excluding Mr. Carr, were based upon achievement of corporate objectives relating to Consolidated EBITDA, Days Sales Outstanding, Days Payable Outstanding and personal goals, with the components accounting for 30%, 20%, 10% and 40%, respectively. The 2010 HERO Plan award for Mr. Carr was based upon achievement of Consolidated EBITDA, drilling division EBITDA, maintenance capital expenditures, safety goals, and personal goals, with these components accounting for 5%, 40%, 25%, 15% and 15%, respectively.

The payout guidelines are as follows:

There is no payment for Consolidated EBITDA, drilling division EBITDA, Days Sales Outstanding and Days Payable Outstanding objectives (the “Financial Objectives”) of the HERO Plan award unless we achieve the threshold performance levels;

If for each of the Financial Objectives of the HERO Plan award we exceed the threshold performance level but do not achieve the target performance level, the award opportunity for such Financial Objective is prorated between the threshold and target award opportunity;

If for each of the Financial Objectives of the HERO Plan award we exceed the target performance level but do not achieve the stretch performance level, the award opportunity for such Financial Objective is prorated between the target and stretch award opportunity;

If for each of the Financial Objectives of the HERO Plan award we exceed the stretch target performance level, the award opportunity for such Financial Objective is the stretch award opportunity;

There is no payment for the safety objective component of the HERO Plan award unless the objective is achieved;

Payment for the safety objective component is at the target level if only the safety objective component is achieved (even if the EBITDA objective is not achieved); however, payment is at the same level as the drilling division EBITDA objective component if the safety objective is achieved and we achieve or exceed target for the drilling division EBITDA objective component;

If the maintenance capital expenditures objective is achieved, the component is paid at the same level as the drilling division EBITDA component. If the drilling division EBITDA objective component is below threshold and the maintenance capital expenditure objective is achieved, it is paid at one half of the threshold level; and

If personal goals are achieved, payment is at the target level.

Upon completion of the fiscal year, the committee assesses performance for each objective of the HERO Plan comparing the actual results to the predetermined threshold, target and stretch levels for each objective, and a payment for each objective is calculated.

The following table shows the performance objectives, other than the safety goal and personal goals, and the actual 2010 results:

2010 Performance Objectives and Results

Corporate:

	Objective
	Threshold	Target	Stretch	Weight	Actual
		(Dollars in millions)

Six Months ended June 30, 2010
Consolidated EBITDA	$45.4	$52.2	$59.0	30%	$72.7
Days Sales Outstanding	100	95	90	20%	81
Days Payable Outstanding	55	60	65	10%	40
Six Months ended December 31, 2010
Consolidated EBITDA	$80.3	$92.3	$104.4	30%	$98.5	(a)
Days Sales Outstanding	81	78	75	20%	80
Days Payable Outstanding	42	45	48	10%	44

(a)	Excludes a $125.1 million impairment of property and equipment.

Drilling:

	Objective
	Threshold	Target	Stretch	Weight	Actual
		(Dollars in millions)

Six Months ended June 30, 2010
Consolidated EBITDA	$45.4	$52.2	$59.0	5%	$72.7
Drilling Division EBITDA	33.5	38.5	43.6	40%	59.9
Maintenance Capital Expenditures		17.5		25%	9.8
Six Months ended December 31, 2010
Consolidated EBITDA	$80.3	$92.3	$104.4	5%	$98.5	(a)
Drilling Division EBITDA	61.8	71.1	80.3	40%	59.6	(b)
Maintenance Capital Expenditures		21.7		25%	8.5

(a)	Excludes a $125.1 million impairment of property and equipment.

(b)	Excludes a $122.7 million impairment of property and equipment.

The safety objective for Mr. Carr was to achieve a ten percent reduction from the December 31, 2009 drilling division Total Recordable Incident Rate, which is calculated as the total number of recordable incidents, multiplied by 200,000, and then divided by the actual number of man hours worked (“TRIR”), as of December 31, 2010. Although as of December 31, 2010, the drilling division TRIR was lower than the TRIR as of December 31, 2009, it was not ten percent lower; therefore the safety component was not paid out for Mr. Carr.

For the personal goals component, each executive set four goals to accomplish during the year which were approved by the committee. The goals are strategically aligned with the company’s goals and objectives. Where the goals are not quantitative, the extent to which the executive (other than the Chief Executive Officer) accomplishes or exceeds the goals is determined subjectively by the Chief Executive Officer and reviewed with the compensation committee, and the extent to which the Chief Executive Officer accomplishes or exceeds the goals is determined subjectively by the compensation committee. These judgments are reflected in the amount of the executive’s bonus attributable to this metric.

The table below reflects the percentage of the personal goal component that each named executive officer achieved:

Name	% of Personal Goals Achieved

John T. Rynd	80.0%
Stephen M. Butz	80.0%
James W. Noe	97.5%
Terrell L. Carr	75.0%
Troy L. Carson	100.0%
Lisa W. Rodriguez	87.5%

The named executive officers received the following payments in March 2011, expressed as a percentage of weighted average base salary earned in 2010 and in dollars, under the HERO Plan based on the 2010 performance objectives set forth above.

	2010
	HERO
	Award
	(% of
	Average	2010
	Base	HERO
Name	Salary)	Award

John T. Rynd	115%	$721,997
Stephen M. Butz	69%	190,366
James W. Noe	73%	246,246
Terrell L. Carr	53%	145,193
Troy L. Carson	49%	117,559
Lisa W. Rodriguez	47%	131,489

The committee reviewed the potential percent of salary award opportunity at threshold, target and maximum for all objectives, other than personal goals which are paid at the target level, that each of our named executive officers is eligible to receive in 2012 based on 2011 performance and did not change any of the percentages from the current year percentages.

2010 Executive Officer Cash Performance Incentive and Retention Plan

At its meeting in the first quarter of 2010, the compensation committee approved a cash performance incentive and retention plan (the “Cash Performance Incentive and Retention Plan”) amount payable to each of the named executive officers. The Cash Performance Incentive and Retention Plan is based upon a target cash payout (the “Target Cash Payout”) for each named executive officer and upon the achievement of certain objectives to be established by the compensation committee of the company in each of fiscal years 2010 and 2011. Each of the executive officers is guaranteed to receive 50% of his or her Target Cash Payout each year and can receive a maximum of 150% of his or her Target Cash Payout each year based upon the extent to which the company achieves the budgeted objectives.

The following table shows the performance objectives, and the actual 2010 results:

2010 Performance Objectives and Results

Corporate:

	Objective
	Threshold	Target	Stretch	Weight	Actual
	(Dollars in millions)

Six Months ended June 30, 2010
Consolidated EBITDA	$38.6	$45.4	$52.2	43.4%	$72.7
Days Sales Outstanding	105	100	95	33.3%	81
Days Payable Outstanding	50	55	60	23.3%	40
Six Months ended December 31, 2010
Consolidated EBITDA	$68.3	$80.3	$92.3	43.4%	$98.5	(a)
Days Sales Outstanding	85	81	78	33.3%	80
Days Payable Outstanding	38	42	45	23.3%	44

(a)	Excludes a $125.1 million impairment of property and equipment.

Drilling:

	Objective
	Threshold	Target	Stretch	Weight	Actual
	(Dollars in millions)

Six Months ended June 30, 2010
Consolidated EBITDA	$38.6	$45.4	$52.2	15%	$72.7
Drilling Division EBITDA	28.5	33.5	38.5	50%	59.9
Maintenance Capital Expenditures		17.5		35%	9.8
Six Months ended December 31, 2010
Consolidated EBITDA	$68.3	$80.3	$92.3	15%	$98.5	(a)
Drilling Division EBITDA	52.5	61.8	71.1	50%	59.6	(b)
Maintenance Capital Expenditures		21.7		35%	8.5

(a)	Excludes a $125.1 million impairment of property and equipment.

(b)	Excludes a $122.7 million impairment of property and equipment.

The committee revised the 2012 Target Cash Payouts for Mr. Butz and Ms. Rodriguez in light of their changes in position. The Target Cash Payouts for the executive officers for 2010 and 2011 and the actual payout made in the first quarter of 2011 are set forth in the table below:

Name of	Target Payout	Target Payout	Actual Payout
Executive Officer	Year 1	Year 2	Year 1

John T. Rynd	$522,400	$783,600	$644,167
Stephen M. Butz	$120,000	$216,000	$147,971
James W. Noe	$162,000	$243,000	$199,761
Terrell L. Carr	$200,000	$300,000	$247,446
Troy L. Carson	$120,000	$180,000	$147,971
Lisa W. Rodriguez	$232,800	$180,000	$287,064

CEO Special Retention Award and Performance Awards

The committee, with assistance from F.W. Cook, reviewed the total direct compensation of the Chief Executive Officer and President in the fourth quarter of 2010. The study indicated that his total direct compensation opportunity was below the market median for the second year in a row. 2010 target total direct compensation was

26% below the market median, and the 2009 target was 58% below the median. In light of the market data, and the significant scope of Mr. Rynd’s responsibilities and his successful leadership of the company during the economic downturn and industry challenges, the committee approved a special retention award and two performance awards for Mr. Rynd. The objective of the awards was to retain Mr. Rynd to develop and execute the strategic goals of the company, during a time when the company is continuing to face industry challenges.

The grant date of each of the three awards is January 1, 2011. Of the total potential value of the awards, 50% is subject to performance-vesting conditions and 50% is subject solely to time-vesting conditions. Vesting under each award is conditioned upon Mr. Rynd’s continuous employment with the Company from the date of grant until the earlier of a specified vesting date or a change in control of the Company. Vesting of any award and the amount payable under any vested award do not affect vesting or the amount payable under any of the other awards. Subject to vesting, all awards are payable in cash within thirty days of vesting. No shares of common stock are issuable under any of the awards.

The first award is pursuant to a special retention agreement (the “Retention Agreement”) by and between the Company and Mr. Rynd, which provides for a cash payment based on 500,000 shares of Common Stock, subject to vesting. Upon satisfaction of vesting requirements, 100% of the amount under the Retention Agreement becomes vested on December 31, 2013. If the requirements necessary for 100% vesting of this award are not met, no amounts become vested and no amount is payable. The amount payable in cash under the first award shall be based on the product of the number of shares of common stock of the company and the average price of the common stock for the 90 days prior to the date of vesting (the “Average Share Price”), but will not exceed $5,000,000.

The second and third awards are performance awards (“Performance Awards”) under the existing amended and restated Hercules Offshore 2004 Long-Term Incentive Plan (the “2004 LTIP”). Each Performance Award provides for a cash payment, subject to vesting, based on 250,000 shares of the Company’s common stock. Upon satisfaction of vesting requirements, 100% of the first Performance Award becomes vested on December 31, 2013, and 100% of the second Performance Award becomes vested on March 31, 2014. Under each Performance Award, vesting is subject to the further requirement that the Average Share Price is at least $5.00. Subject to the satisfaction of the vesting requirements, the payout for each Performance Award shall be equal to the product of (1) 250,000, (2) the Average Share Price or $10.00, whichever is less, divided by $10.00, and (3) the lesser of the Average Share Price or $10.00. If the requirements necessary for vesting of a Performance Award are met, the amount payable in cash under each of the Performance Awards shall be not less than $625,000 and not more than $2,500,000.

Equity Based Program

Our 2004 LTIP encourages participants to focus on our long-term performance and provides an opportunity for executive officers and certain designated key employees to increase their stake in our company through grants of restricted common stock and stock options. For this purpose, the committee valued stock options by using the Binomial Lattice Option Pricing Model.

The equity grants for the named executive officers are determined by the committee. The committee uses the market data on peer groups provided by the consultant and their own judgment to determine the use of stock options, restricted stock or both. In 2010, the committee utilized option grants to named executive officers to emphasize long-term growth and align the performance of our executive officers with the interests of our shareholders.

The 2004 LTIP was designed prior to our initial public offering in November 2005 with an initial goal of attracting high-caliber executives to join a start-up company and take it public. Beginning with 2007 awards, the committee reviewed compensation data prepared by our outside compensation consultant from published proxies and other publicly available information related to long-term incentive levels in place for competitors and members of the peer group of companies identified by the committee. The committee recognized that even though various accepted models for valuing long-term incentive awards must be relied on for making assumptions, predictions and accounting treatments, restricted stock and especially stock options have uncertain values both at the time of award and over the life of the award. Therefore, the committee recognized there may be years when awards appear to lead the competition, but there may also be years when the awards lag relative to the competition. With this variability in mind, and the fact that we have been public since only November 2005, the committee used its discretion and made subjective judgments in determining the level of long-term incentive awards to the named executive officers.

In total, we currently have approximately 460 key employees, including the named executive officers, and nonemployee directors who have received awards under the 2004 LTIP.

Under the 2004 LTIP, the committee may grant participants stock options, restricted stock, performance stock awards and other stock-based awards. In granting these awards, the committee may establish any conditions or restrictions it deems appropriate within the limits of the plan. Awards of restricted stock or stock options issued to our named executive officers to date under the 2004 LTIP vest within three years after the date of the grant. Awards to officers subject to Section 16(b) of the Securities Exchange Act of 1934, including the named executive officers, require the approval of the committee.

The exercise price of stock options granted prior to 2008 equals the average of the high and low trading price of our common stock on the NASDAQ Global Select Market on the date of grant. For option grants made in 2008 and going forward, the committee determined that the exercise price of stock options will equal the closing price of our common stock on the date of grant. This change was made because it is a more standard method of determining the exercise price and provides greater transparency to the determination of the price. The committee reviewed awards to each named executive officer under the 2004 LTIP in detail prior to its regularly scheduled meeting in the first quarter of the past year. On occasion the committee approves awards for newly hired employees, newly promoted employees, or other key employees during other times of the year. The committee may also delegate its authority to approve awards of stock options or restricted stock to a committee consisting of one director in order to effectuate awards to newly hired employees or to existing employees for promotion and retention purposes. Awards granted by this committee of one are limited to only new hire, promotion, and retention awards and such awards are reported to the committee at each of its meetings. Grants of stock options and restricted stock to eligible newly hired executive officers and newly elected directors are reviewed at the next regularly scheduled committee meeting following their hire date or election.

All of the options granted by the committee vest one-third per year on each of the first three anniversaries of the grant date and have a ten year term. Some of the shares of restricted stock granted by the committee to our named executive officers have a three-year cliff vesting schedule (i.e., the restricted stock vests 100% on the third anniversary of the grant date) and some of the shares of restricted stock granted by the committee vest one-third per year on each of the first three anniversaries of the grant date.

In connection with the May 2010 appointment of Mr. Butz as Senior Vice President, Chief Financial Officer and Treasurer and Mr. Carson as Chief Accounting Officer, the committee approved an award of 90,000 stock options to Mr. Butz and 75,000 stock options to Mr. Carson, which vest one-third per year.

At its meeting in the first quarter of 2011, the committee approved annual equity awards to its named executive officers, which consisted of a restricted share grant and a performance grant. The performance grant constitutes 56% of the target level of grant. The restricted shares and performance grant vest one-third per year on each of the first three anniversaries of the grant date; however, the vesting of the performance grant is contingent upon meeting the established consolidated safety and EBITDA metrics at a weighting of 50% each, with vesting prorated between threshold, target and maximum levels:

The following table sets forth the grants made by the committee to the named executive officers:

		Performance Grant
		Number of	Number of	Number of
	Number of	Performance	Performance	Performance
	Restricted	Shares	Shares	Shares
	Shares	Issuable at	Issuable at	Issuable at
Name	Granted	Threshold	Target	Maximum

John T. Rynd	93,026	78,487	118,026	156,974
Stephen M. Butz	55,815	47,092	70,815	94,185
James W. Noe	55,815	47,092	70,815	94,185
Terrell L. Carr	55,815	47,092	70,815	94,185
Troy L. Carson	22,326	18,837	28,326	37,674
Lisa W. Rodriguez	22,326	18,837	28,326	37,674

Retirement, Perquisites and Other Personal Benefits

401(k) Plan

All eligible employees, including the named executive officers, may participate in our 401(k) plan. The plan is a tax-qualified, defined contribution retirement plan, which is designed to assist participants with saving for retirement. Eligible employees, including the named executive officers, are allowed to direct pre-tax contributions (up to an annual limit prescribed each year by the Internal Revenue Service) to the plan from their compensation. Beginning January 1, 2008, we made matching contributions equal to the amount of each employee’s contribution, up to a maximum of 6% of compensation each pay period. Effective as of April 1, 2009, we reduced the matching contributions to equal the amount of each employee’s contribution, up to a maximum of 3% of compensation each pay period. Subsequently, effective as of August 1, 2009, we eliminated the matching contribution for an indefinite period of time. All employee contributions to the plan, as well as our matching contributions, are fully vested from the time of contribution.

Deferred Compensation Plan

The named executive officers, in addition to other executives and certain other key employees, are entitled to participate in our deferred compensation plan. Participating employees can defer up to 80% of their base salary and 100% of any annual bonus paid from the HERO Plan. Participants are also eligible for discretionary contributions that we may choose to make under this plan. Discretionary contributions could be made in particular circumstances where, for example, a participant’s deferrals under the deferred compensation plan adversely affected the matching contributions under the 401(k) plan for that employee. In addition, a discretionary contribution could be made if a participant’s “compensation” for purposes of computing matching contributions under the 401(k) plan were to exceed the Internal Revenue Service limit on the amount of “compensation” that is eligible for match under the 401(k) plan. The purpose of the deferred compensation plan is to provide the participants with the ability to defer federal income taxation on a portion of their compensation. Please see “— Tax Matters” for additional information about tax considerations related to deferred compensation.

Perquisites and Other Personal Benefits

We provide named executive officers with perquisites and other personal benefits that we and the committee believe are reasonable and consistent with the overall compensation program to better enable us to attract and retain superior employees for key positions. The committee compared the levels of limited perquisites and other personal benefits provided to our named executive officers in 2010 with those common among the peer group, and determined to continue that level of perquisites and other personal benefits in 2011.

Each of the named executive officers is eligible for reimbursement for financial planning assistance (up to $5,000 per year) and an annual health physical, and certain of our executive officers are eligible for club memberships, limited to one social club membership and one country club membership. We also provide additional life insurance and disability benefits as follows:

•	life insurance — two times annual earnings up to maximum benefit of $1,200,000;

•	short-term disability — 100% of weekly earnings up to 26 weeks; and

•	long-term disability — two-thirds of monthly earnings up to $14,500 per month.

Employment Agreements

We have entered into executive employment agreements with each of the named executive officers. For additional information about these agreements and the payments that may be made under these agreements in the event of a termination or change in control, please read “— Summary Compensation Table,” “— Potential Payments Upon Termination or Change of Control” and “— Employment Agreements”.

Equity Ownership Guidelines

In order to align further the interests of our management and our stockholders and further promote our commitment to sound corporate governance, we have established the following equity ownership guidelines applicable to executive officers:

Name	Ownership Guidelines

CEO	Four times annual base salary
CFO and any President reporting to the CEO	Two times annual base salary
Vice President reporting to the CEO	One times annual base salary
Vice President not reporting to the CEO and other designated executive officers	One-half times annual base salary

Executive officers are expected to attain these minimum levels of stock ownership by January 1, 2012, for executives employed on January 1, 2007, and, for any executive officer appointed after January 1, 2007, on the fifth January 1 that occurs at least one year following the date of appointment. Until an executive officer achieves the ownership guidelines, the executive officer is required to retain at least 50% of the net shares received under the 2004 LTIP. Net shares refer to the number of shares received after shares are sold or netted to pay the applicable exercise price and/or applicable taxes.

In addition to common stock owned, the value of shares of restricted stock granted under the 2004 LTIP is included in the calculation. For this purpose, common stock and restricted stock are valued based on the greater of (i) the price of our common stock on the date the common stock was acquired (and in the case of restricted stock, the date of vesting), or (ii) the price of our common stock as of the date of the committee’s annual review of executive equity ownership.

As of March 6, 2011, three of our named executive officers, Mr. Rynd, Mr. Carr, and Ms. Rodriguez, exceed the equity ownership guidelines described above, as set forth in the following table:

Name	Base Salary	Value of Equity

John T. Rynd	$630,000	$3,524,811
Stephen M. Butz	$300,000	$29,739
James W. Noe	$337,500	$149,436
Terrell L. Carr	$274,500	$362,618
Troy L. Carson	$250,000	$81,741
Lisa W. Rodriguez	$235,000	$1,371,646

Tax Matters

Deductibility of Executive Compensation

As part of its role, the committee gives some consideration to the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct certain compensation in excess of $1,000,000 that is paid to certain individuals. The committee may approve compensation that will be subject to and in excess of the deduction limitations under Section 162(m) of the Internal Revenue Code to ensure competitive levels of total compensation for executive officers is paid to certain individuals.

Non-Qualified Deferred Compensation

To the extent one or more elements of compensation provided to our employees are subject to Section 409A of the Internal Revenue Code, we intend that those elements comply with the necessary requirements so that the employees will not be subject to increased income taxes, penalty and interest. Section 409A was added to the Internal Revenue Code by the American Jobs Creation Act of 2004 and requires that certain elements of “deferred compensation” comply with specific deferral and payment rules to avoid the imposition on the employee of an additional 20% income tax and, in some circumstances, penalties and interest. We believe that, if the adverse tax consequences of Section 409A become applicable to elements of our compensation arrangements, such arrangements would be less efficient and less effective in incentivizing and retaining our employees. Therefore, to the extent reasonably practical, we intend to operate our compensation arrangements and to amend or modify our programs and awards as necessary to make them compliant with Section 409A.

Shareholder Advisory Vote on Executive Compensation

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the SEC to adopt rules requiring us to seek a non-binding advisory vote from our stockholders to approve the compensation awarded to our executive officers disclosed pursuant to Section 14A of the Exchange Act and Item 402 of Regulation S-K. We have not previously held a shareholder advisory vote on executive compensation in determining compensation policies and decisions.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Thomas M Hamilton, Chairman
F. Gardner Parker
Thierry Pilenko

March 6, 2011

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned for the years ended December 31, 2010, 2009 and 2008 by our Chief Executive Officer, two officers who served as our Chief Financial Officer during fiscal year 2010, and the three next most highly compensated executive officers for 2010. We have entered into employment agreements with all of the named executive officers currently employed by our company.

						Non-Equity
						Incentive Plan	All Other
Name and		Salary	Bonus	Stock Awards	Options Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(1)	($)(4)	($)

John T. Rynd	2010	$630,000	$—	$—	$519,900	$1,366,164	$—	$2,516,064
Chief Executive	2009	$653,962	$—	$—	$253,750	$390,600	$19,627	$1,317,939
Officer and President	2008	$556,923	$—	$1,382,370	$1,267,560	$245,000	$33,500	$3,485,353
Stephen M. Butz(5)	2010	$276,000	$117,500	$—	$231,960	$338,337	$—	$963,797
Senior Vice President,	2009	$232,462	$—	$—	$29,000	$65,800	$5,813	$333,075
Chief Financial Officer	2008	$208,077	$34,900	$99,996	$88,171	$30,100	$12,003	$473,247
and Treasurer
James W. Noe	2010	$337,500	$187,500	$—	$259,950	$446,007	$—	$1,230,957
Senior Vice President,	2009	$350,337	$—	$—	$108,750	$132,030	$865	$591,982
General Counsel and Chief Compliance Officer	2008	$337,212	$21,250	$435,880	$373,428	$78,750	$48,478	$1,294,998
Terrell L. Carr	2010	$274,500	$152,500	$—	$259,950	$392,639	$—	$1,079,589
Vice President,	2009	$284,941	$—	$—	$94,250	$48,381	$5,961	$433,533
Worldwide Operations (Drilling)	2008	$305,000	$57,346	$358,960	$311,190	$117,654	$13,800	$1,163,950
Troy L. Carson	2010	$240,769	$112,500	$—	$210,630	$265,530	$—	$829,429
Chief Accounting Officer	2009	$221,827	$—	$—	$29,000	$63,000	$5,553	$319,380
	2008	$193,079	$37,000	$58,972	$52,902	$28,000	$13,960	$383,913
Lisa W. Rodriguez(6)	2010	$281,154	$—	$—	$259,950	$418,553	$—	$959,657
Vice President, Human	2009	$373,692	$—	$—	$126,875	$171,360	$10,787	$682,714
Resources	2008	$374,808	$37,000	$538,440	$466,785	$98,000	$9,692	$1,524,725

(1)	Cash bonuses paid under the HERO Plan for 2010, 2009 and 2008 performance, as well as cash bonuses under the Cash Performance Incentive and Retention Plan for 2010, are listed under the column “Non-Equity Incentive Plan Compensation.” Cash bonuses paid under the Retention Program, as eligible March 1, 2010, were $117,500, $187,500, $152,500 and $112,500 to Messrs. Butz, Noe, Carr, and Carson, respectively, and are listed under the column “Bonus.” Additionally, listed in the column “Bonus” in 2008, the amounts of $34,900, $21,250, $57,346, $37,000 and $37,000 represent a discretionary bonus to Messrs. Butz, Noe, Carr and Carson and Ms. Rodriguez, respectively.

(2)	The amounts in this column reflect the aggregate grant date fair value with respect to restricted stock during the years ended December 31, 2010, 2009 and 2008 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are included in Note 7 to the audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”). These amounts reflect the aggregate grant date fair value and do not correspond to the actual value that will be recognized by the executive.

(3)	The amounts in this column reflect the aggregate grant date fair value with respect to stock options during the years ended December 31, 2010, 2009 and 2008 in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to the audited financial statements included in the Form 10-K. These amounts reflect the aggregate grant date fair value and do not correspond to the actual value that will be recognized by the executive.

(4)	The amounts shown in this column reflect All Other Compensation for each named executive officer, which in the case of perquisites and other personal benefits equal or exceed $10,000 in the aggregate. Amounts include the following:

•	matching contributions under the 401(k) plan;

•	matching contributions under the Deferred Compensation Plan;

•	club memberships; and

•	financial planning assistance.

(5)	Mr. Butz became our Senior Vice President, Chief Financial Officer and Treasurer in May 2010 after serving as our Vice President, Finance and Treasurer.

(6)	Ms. Rodriguez resigned as Senior Vice President and Chief Financial Officer in May 2010 and was appointed Vice President, Human Resources.

Grants of Plan-Based Awards for 2010

The table below reports all grants of plan-based awards made during 2010.

					All
					Other
					Option		Grant
					Awards:	Exercise	Date Fair
					Number of	or Base	Value of
		Estimated Possible Payouts Under			Securities	Price of	Stock and
		Non-Equity Incentive Plan Awards			Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)(3)(4)	($/Sh)(5)	($/Sh)(6)

John T. Rynd	N/A(1)	441,000	630,000	1,008,000	N/A	N/A	N/A
	N/A(2)	653,000	1,306,000	1,959,000	N/A	N/A	N/A
	2/24/2010	N/A	N/A	N/A	300,000	3.89	1.733

Stephen M. Butz(7)	N/A(1)	126,000	180,000	288,000	N/A	N/A	N/A
	N/A(2)	168,000	336,000	504,000	N/A	N/A	N/A
	2/24/2010	N/A	N/A	N/A	60,000	3.89	1.733
	5/7/2010	N/A	N/A	N/A	90,000	3.09	1.422

James W. Noe	N/A(1)	141,750	202,500	324,000	N/A	N/A	N/A
	N/A(2)	202,500	405,000	607,500	N/A	N/A	N/A
	2/24/2010	N/A	N/A	N/A	150,000	3.89	1.733

Terrell L. Carr	N/A(1)	102,938	164,700	288,225	N/A	N/A	N/A
	N/A(2)	250,000	500,000	750,000	N/A	N/A	N/A
	2/24/2010	N/A	N/A	N/A	150,000	3.89	1.733

Troy L. Carson	N/A(1)	70,000	100,000	160,000	N/A	N/A	N/A
	N/A(2)	150,000	300,000	450,000	N/A	N/A	N/A
	2/24/2010	N/A	N/A	N/A	60,000	3.89	1.733
	5/7/2010	N/A	N/A	N/A	75,000	3.09	1.422

Lisa W. Rodriguez(8)	N/A(1)	65,800	94,000	150,400	N/A	N/A	N/A
	N/A(2)	206,400	412,800	619,200	N/A	N/A	N/A
	2/24/2010	N/A	N/A	N/A	150,000	3.89	1.733

(1)	These amounts represent awards under the HERO Plan. For additional information about the HERO Plan, please read “Compensation Discussion and Analysis — Short-term and Long-term Incentive and Retention Compensation — HERO Plan.”

(2)	These amounts represent awards under the Cash Performance Incentive and Retention Plan, which are to be paid over a two year period. For additional information about the Cash Performance Incentive and Retention Plan, please read “Compensation Discussion and Analysis — Short-term and Long-term Incentive and Retention Compensation — 2010 Executive Officer Cash Performance Incentive and Retention Plan.”

(3)	All awards in this column were made pursuant to our 2004 LTIP. For additional information about the 2004 LTIP, please read “Compensation Discussion and Analysis — 2010 Executive Compensation Components — Incentive and Retention Compensation — Equity-Based Program.”

(4)	This column consists of options to purchase our common stock. The options become exercisable in three equal annual installments beginning on the first anniversary of the grant date and have a 10-year term.

(5)	The exercise price for awards granted in 2010 is equal to the closing price of our common stock on the NASDAQ Global Select Market on the grant date. The exercise price may be paid in cash or by tendering shares of our common stock. Applicable tax obligations may be paid in cash or by withholding of shares of our common stock.

(6)	These amounts represent the fair value of stock options granted to each executive during 2010 as calculated under FASB ASC Topic 718. For the relevant assumptions used to determine the valuation of our awards, see Note 7 to the audited financial statements included in the Form 10-K.

(7)	Mr. Butz became our Senior Vice President, Chief Financial Officer and Treasurer in May 2010 after serving as our Vice President, Finance and Treasurer.

(8)	Ms. Rodriguez resigned as Senior Vice President and Chief Financial Officer in May 2010 and was appointed Vice President, Human Resources.

Outstanding Equity Awards at Fiscal Year-End 2010

		Option Awards						Stock Awards
										Market
										Value of
		Number of		Number of				Number of		Shares or
		Securities		Securities				Shares or		Units of
		Underlying		Underlying				Units of		Stock
		Unexercised		Unexercised		Option		Stock That		That
		Options		Options		Exercise	Option	Have Not		Have Not
		Exercisable		Unexercisable		Price	Expiration	Vested		Vested
Name	Grant Date	(#)		(#)		($)	Date	(#)		($)(1)

John T. Rynd	11/1/2005	60,000		—		20.00	11/1/2015	—		—
	2/12/2007	72,000	(2)	—		25.34	2/12/2017	—		—
	2/14/2008	48,000	(2)	24,000	(2)	25.64	2/14/2018	—		—
	6/23/2008	24,000	(2)	12,000	(2)	35.75	6/23/2018	—		—
	2/25/2009	116,667	(2)	233,333	(2)	1.65	2/25/2019	—		—
	2/24/2010	—		300,000	(2)	3.89	2/24/2020	—		—
	2/14/2008	—		—		—	—	33,000	(3)	114,840
	6/23/2008	—		—		—	—	15,000	(3)	52,200
Stephen M. Butz(4)	11/1/2005	6,000		—		20.00	11/1/2015	—		—
	2/12/2007	7,400	(2)	—		25.34	2/12/2017	—		—
	2/14/2008	5,667	(2)	2,833	(2)	25.64	2/14/2018	—		—
	2/25/2009	13,334	(2)	26,666	(2)	1.65	2/25/2019	—		—
	2/24/2010	—		60,000	(2)	3.89	2/24/2020	—		—
	5/7/2010	—		90,000	(2)	3.09	5/7/2020	—		—
	2/14/2008	—		—		—	—	1,300	(3)	4,524
James W. Noe	11/1/2005	6,250		—		20.00	11/1/2015	—		—
	2/12/2007	43,000	(2)	—		25.34	2/12/2017	—		—
	2/14/2008	24,000	(2)	12,000	(2)	25.64	2/14/2018	—		—
	2/25/2009	50,000	(2)	100,000	(2)	1.65	2/25/2019	—		—
	2/24/2010	—		150,000	(2)	3.89	2/24/2020	—		—
	2/14/2008	—		—		—	—	17,000	(3)	59,160
Terrell L. Carr	2/12/2007	5,000	(2)	—		25.34	2/12/2017	—		—
	2/14/2008	20,000	(2)	10,000	(2)	25.64	2/14/2018	—		—
	2/25/2009	43,334	(2)	86,666	(2)	1.65	2/25/2019	—		—
	2/24/2010	—		150,000	(2)	3.89	2/24/2020	—		—
	2/14/2008	—		—		—	—	14,000	(3)	48,720
Troy L. Carson	2/14/2008	3,400	(2)	1,700	(2)	25.64	2/14/2018	—		—
	2/25/2009	13,334	(2)	26,666	(2)	1.65	2/25/2019	—		—
	2/24/2010	—		60,000	(2)	3.89	2/24/2020	—		—
	5/7/2010	—		75,000	(2)	3.09	5/7/2020	—		—
	2/14/2008	—		—		—	—	766	(3)	2,666
Lisa W. Rodriguez(5)	3/15/2007	50,000	(2)	—		26.60	3/15/2017	—		—
	2/14/2008	30,000	(2)	15,000	(2)	25.64	2/14/2018	—		—
	2/25/2009	58,334	(2)	116,666	(2)	1.65	2/25/2019	—		—
	2/24/2010	—		150,000	(2)	3.89	2/24/2020	—		—
	2/14/2008	—		—		—	—	21,000	(3)	73,080

(1)	This column represents the closing price of our common stock on December 31, 2010 of $3.48 per share multiplied by the number of shares of restricted stock.

(2)	These options become exercisable in three equal annual installments beginning on the first anniversary of the grant date.

(3)	These shares of restricted stock all vest on the third anniversary of the grant date, except for the 1,300 shares of restricted stock owned by Mr. Butz and the 766 shares owned by Mr. Carson, which vest in three equal annual installments beginning on the first anniversary of the grant date.

(4)	Mr. Butz became our Senior Vice President, Chief Financial Officer and Treasurer in May 2010 after serving as our Vice President, Finance and Treasurer.

(5)	Ms. Rodriguez resigned as Senior Vice President and Chief Financial Officer in May 2010 and was appointed Vice President, Human Resources.

Option Exercises and Stock Vested for 2010

None of the named executive officers exercised stock options and four grants of restricted stock vested during 2010 as follows:

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized on	Acquired	Realized on
	on Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)

John T. Rynd	—	—	8,100	33,210
Stephen M. Butz(3)	—	—	4,050	16,605
James W. Noe	—	—	5,000	20,500
Terrell L. Carr	—	—	6,833	28,085
Troy L. Carson	—	—	3,267	13,445
Lisa W. Rodriguez(4)	—	—	9,000	40,590

(1)	Represents the difference between the sale price of our common stock at exercise and the exercise price of the options.

(2)	Represents the value of the shares on the vesting date based on the closing price of our common stock on such date.

(3)	Mr. Butz became our Senior Vice President, Chief financial Officer and Treasurer in May 2010 after serving as our Vice President, Finance and Treasurer.

(4)	Ms. Rodriguez resigned as Senior Vice President and Chief Financial Officer in May 2010 and was appointed Vice President, Human Resources.

Non-Qualified Deferred Compensation

In January 2007, we implemented the Hercules Offshore, Inc. Deferred Compensation Plan, effective as of January 1, 2007. The plan was approved by our board of directors. Directors and, subject to the discretion of a committee appointed by the board of directors to administer the plan, certain management and other highly compensated employees of our company, including our Chief Executive Officer and our Chief Financial Officer, are eligible to participate in the plan. Participants may elect to defer, on a pre-tax basis, up to 80% of base salary and up to 100% of any director fees, bonus or compensation under the 2004 LTIP. All deferrals are credited to a deferred compensation account. We may make contributions to a participant’s deferred compensation account (1) to restore any 401(k) matching contribution the participant may forego because of compensation deferred into the plan and (2) at the discretion of the board of directors, to recognize a participant’s service to our company. Participants are fully vested in their deferrals at all times; however, contributions by us to a participant’s deferred compensation account may be subject to vesting requirements. Compensation deferred under the plan earns interest based on the performance of measurement funds selected by the participant.

Under certain circumstances, including in connection with a change in control of our company, distributions of amounts deferred under the plan may accelerate. We may terminate the plan at any time. An optional termination of the plan by us will not result in a distribution acceleration except as permitted by the Internal Revenue Code and related Treasury guidance in connection with a change in control.

The plan is administered by the compensation committee. Following a change in control, the members of the committee in place immediately prior to the change in control may appoint an independent third party to administer the plan.

In connection with the adoption of the plan, we adopted a trust agreement with JPMorgan Chase Bank, N.A. as the trustee. We currently deposit amounts to the trust under the trust agreement as such amounts are deferred by participants or contributed by us. The trust is a “rabbi trust,” meaning that the funds held by the trustee remain subject to the claims of our general creditors in the event of our insolvency.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings	Withdrawals/	Balance
	Last FY	Last FY	in Last FY	Distributions	at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)

John T. Rynd	94,500	—	54,835	—	374,993
Stephen M. Butz(4)	—	—	1,764	—	11,101
James W. Noe	—	—	—	—	—
Terrell L. Carr	—	—	—	—	—
Troy L. Carson	—	—	6,729	—	41,979
Lisa W. Rodriguez(5)	—	—	5,919	—	54,603

(1)	Amounts reported in this column are included in the Summary Compensation Table as salary, bonus and non-equity incentive plan compensation, as applicable.

(2)	Amounts reported in this column are included in the Summary Compensation Table as all other compensation.

(3)	Amounts reported in this column are not included in the Summary Compensation Table.

(4)	Mr. Butz became our Senior Vice President, Chief financial Officer and Treasurer in May 2010 after serving as our Vice President, Finance and Treasurer.

(5)	Ms. Rodriguez resigned as Senior Vice President and Chief Financial Officer in May 2010 and was appointed Vice President, Human Resources.

Potential Payments Upon Termination or Change of Control

The tables below reflect the amount of compensation that would be payable to each of our named executive officers in the event of termination of the executive’s employment without cause, termination by the executive for “good reason” and termination in the event of disability or death of the executive, and in the event of a termination following a change of control. The amounts shown in the table assume that the termination was effective as of December 31, 2010, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out and the value of shares of common stock can be determined only at the time of the executive’s separation from our company.

Payment or Benefit Upon Change of Control

				Accelerated
				Vesting of
	Cash	Welfare		Options and
	Severance	Benefit	Excise Tax	Restricted
	Amount	Continuation	Payment	Shares	Total
Name	($)	($)	($)	($)(1)(2)	($)

John T. Rynd	4,200,000	33,000	1,551,387	594,039	6,378,426
Stephen M. Butz(3)	1,200,000	30,570	—	88,423	1,318,993
James W. Noe	1,500,000	30,874	520,102	242,160	2,293,136
Terrell L. Carr	1,220,000	29,769	422,680	207,319	1,879,768
Troy L. Carson	700,000	29,644	—	80,714	810,358
Lisa W. Rodriguez(4)	658,000	30,044	—	286,579	974,623

(1)	The aggregate value of the accelerated vesting of unvested in-the-money options at December 31, 2010 (computed by multiplying $3.48, the closing market price of shares of our common stock on the last trading day of 2010, times the number of shares subject to the options and subtracting the aggregate exercise price for the options) were as follows: Mr. Rynd — 233,333 options valued at $426,999; Mr. Butz — 116,666 options valued at $83,899; Mr. Noe — 100,000 options valued at $183,000; Mr. Carr — 86,666 options valued at $158,599; Mr. Carson — 101,666 options valued at $78,049; and Ms. Rodriguez — 116,666 options valued at $213,499, as remaining options were out of the money as of that date.

(2)	The aggregate value of the accelerated vesting of restricted shares at December 31, 2010 (computed by multiplying $3.48, the closing market price of shares of our common stock on the last trading day of 2010, times the total number of restricted shares held), were as follows: Mr. Rynd — 48,000 shares valued at $167,040; Mr. Butz — 1,300 shares valued at $4,524; Mr. Noe — 17,000 shares valued at $59,160; Mr. Carr — 14,000 shares valued at $48,720; Mr. Carson — 766 shares valued at $2,666; and Ms. Rodriguez — 21,000 shares valued at $73,080.

(3)	Mr. Butz became our Senior Vice President, Chief financial Officer and Treasurer in May 2010 after serving as our Vice President, Finance and Treasurer.

(4)	Ms. Rodriguez resigned as Senior Vice President and Chief Financial Officer in May 2010 and was appointed our Vice President, Human Resources.

Payment or Benefit Outside of Change of Control

				Accelerated
				Vesting of
	Cash	Welfare		Options and
	Severance	Benefit	Excise Tax	Restricted
	Amount	Continuation	Payment	Shares	Total
Name	($)	($)	($)	($)	($)

John T. Rynd	2,843,994	33,000	—	—	2,876,994
Stephen M. Butz(1)	980,732	30,570	—	—	1,011,302
James W. Noe	1,242,492	30,874	—	—	1,273,366
Terrell L. Carr	675,290	29,769	—	—	705,059
Troy L. Carson	551,339	29,644	—	—	580,983
Lisa W. Rodriguez(2)	549,734	30,044	—	—	579,778

(1)	Mr. Butz became our Senior Vice President, Chief Financial Officer and Treasurer in May 2010 after serving as our Vice President, Finance and Treasurer.

(2)	Ms. Rodriguez resigned as Senior Vice President and Chief Financial Officer in May 2010 and was appointed Vice President, Human Resource.

Employment Agreements

We have entered into executive employment agreements with each of the named executive officers currently employed by us. These employment agreements have an indefinite term and may be terminated at any time: (i) by us (a) for cause, or (b) without a reason; (ii) by the executive (x) for good reason, or (z) without a reason; or (iii) upon the death or disability of the executive.

Each agreement provides a non-compete, non-solicitation, and non-inducement clause for one year after any termination.

Under the employment agreements, each of the named executive officers is entitled to health benefits and participation in our incentive, savings and retirement plans, in each case equal to those benefits provided to similarly situated senior executives of us and our affiliated companies, and to the severance benefits described below.

Payments Made upon Termination.  Regardless of the manner in which a named executive officer’s employment terminates, he or she is entitled to receive certain amounts earned during his or her term of employment, including:

•	any unpaid base salary through the date of termination;

•	any compensation previously deferred by the executive, to the extent permitted by the plan under which the deferral was made (together with any accrued interest or earnings thereon);

•	any earned but unpaid bonus awarded to the executive for any previously completed taxable year;

•	the vested portion of grants pursuant to the 2004 LTIP;

•	amounts contributed under the deferred compensation program; and

•	accrued vacation pay.

Termination Other Than Upon Change of Control.  Under the employment agreements with each named executive officer, if employment is terminated (other than termination by us for cause) or if the executive terminates his employment in certain circumstances defined in the agreement which constitute “good reason,” in addition to the benefits listed under the heading ‘‘— Payments Made upon Termination” above, the named executive officer will receive:

•	a lump sum severance payment of the sum of the executive’s base salary and the bonus paid or payable in respect of the most recently completed fiscal year of the company, or if no bonus has been paid or is payable in respect of such year, any bonus paid or payable in respect of the next preceding fiscal year, to the executive multiplied:

•	for Mr. Rynd, Mr. Butz and Mr. Noe, by two; and

•	for Ms. Rodriguez and Messrs. Carr and Carson, one and one-half.

•	a lump sum amount equal to the then current cost of the employer-provided welfare benefits (other than group health plans) provided to the executive and his dependents, as of the date of termination, calculated for the period from the date of termination until the later of the expiration of the remaining employment period or 18 months following the date of termination.

Retirement.  In the event of the retirement of a named executive officer, no additional compensation or benefits are applicable.

Death or Disability.  In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “— Payments Made upon Termination” above, the named executive officer or beneficiary will receive benefits under our disability plan or payments under our life insurance plan, as applicable.

Change of Control.  Under the employment agreements with each named executive officer, if an executive’s employment is terminated following a change of control (other than termination by us for cause or by reason of death or disability), in addition to the benefits listed under the heading “— Payments Made upon Termination” above, the named executive officer will receive:

•	a lump sum severance payment of the sum of the executive’s base salary and the target bonus (as a percentage of base salary) payable to the executive for the year in which the termination occurs to the executive multiplied by:

•	for Mr. Rynd, by three;

•	for Mr. Butz, and Messrs. Noe and Carr, by two and one-half; and

•	for Ms. Rodriguez and Mr. Carson, by two.

•	a lump sum amount equal to the then current cost of the employer-provided welfare benefits (other than group health plans) provided to the executive and his dependents, as of the date of termination, calculated for the period from the date of termination until the later of the expiration of the remaining employment period or 18 months following the date of termination.

•	a tax gross-up payment equal to the amount of certain excise taxes which may be imposed on the executive officer in connection with the change of control.

In addition, if the date of termination occurs within 24 months after a change of control, then all stock options and shares of restricted stock held by the executive will automatically vest and become exercisable. Under the agreements, a change of control is deemed to occur:

•	when any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the company (not including in the amount of the securities beneficially owned by such person any such securities acquired directly from the company or its affiliates) representing 20% or more of the combined voting power of the company’s then outstanding voting securities; provided, however, that the term “person” shall not include (A) the company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an entity owned, directly or indirectly, by the stockholders of the company in substantially the same proportions as their ownership of stock of the company;

•	when the following individuals cease for any reason to constitute a majority of our directors then serving: individuals who, on the date hereof, constitute the board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest including but not limited to a consent solicitation, relating to the election of directors of Hercules Offshore) whose appointment or election by the board or nomination for election by our stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office and voting on the matter who were either directors on the date hereof or whose appointment, election or nomination for election was previously so approved;

•	upon the consummation of a reorganization, merger, consolidation or other transaction, in any case, with respect to which persons who were our stockholders immediately prior to such transaction do not, immediately thereafter, own equity interests representing at least 50% of the total combined voting power of our company or the resulting reorganized, merged or consolidated entity, as applicable; or

•	when the stockholders of the company approve a plan of complete liquidation of the company, or there is consummated the sale or other disposition of all or substantially all of the assets of the company and its subsidiaries taken as a whole (other than to the company or one or more subsidiaries of the company.

All of the employment agreements contain language that make them compliant with the provisions of Section 409A of the Internal Revenue Code and that minimizes the payment by the executive officers of taxes under Section 409A. The employment agreements provide that they be modified, at the discretion of the board of directors, if necessary to bring any provision of the agreements into compliance with Section 409A.

Compensation of Directors

Directors who are also full-time officers or employees of our company receive no additional compensation for serving as directors. For the compensation of Mr. Rynd, our Chief Executive Officer and President, see the Summary Compensation Table. All other directors received an annual retainer of $25,000 in 2010. Each non-employee director also received a fee of $1,500 for each board meeting and each committee meeting attended in person and $1,000 for each board meeting and each committee meeting in which they participated by telephone. In addition, the chairman of the audit committee received an annual fee of $15,000, and the chairman of each of the compensation committee and the nominating and governance committee received an annual fee of $10,000 in 2010. There was no annual or other fee payable to the chairman of the special governance committee, which did not meet in 2010 and was dissolved on July 11, 2010, pursuant to its charter. We also reimburse the reasonable expenses incurred by the directors in attending meetings and other company business.

At its meeting in the fourth quarter of 2010, the compensation committee approved the compensation payable to non-employee directors for 2011. The annual retainer payable to each non-employee director was set at $55,000 for the first eight meetings held in 2011, with an additional fee of $1,500 for each additional meeting attended in person and $1,000 for each additional meeting attended by telephone. The compensation committee also approved incremental compensation for the chairman of the board in an amount equal to $68,500, consisting of a $36,000 cash retainer and $32,500 in equity compensation. However, our chairman declined to accept this incremental compensation for 2011. The annual retainers payable to the chairmen of the company’s committees are to remain the same as they were for 2010, as are the fees payable to each non-employee director for attending board and committee meetings.

The table below summarizes the total compensation paid or earned by each of our non-employee directors for 2010.

Director Compensation for 2010

	Fees
	Earned or
	Paid in	Stock	Option
	Cash	Awards	Awards	Total
Name	($)	($)(1)	($)(2)	($)

Thomas N. Amonett	46,000	48,600	8,665	103,265
Thomas R. Bates, Jr.(3)	36,000	48,600	8,665	93,265
Suzanne V. Baer	44,500	48,600	8,665	101,765
Thomas M Hamilton	54,000	48,600	8,665	111,265
Thomas J. Madonna	62,500	48,600	8,665	119,765
F. Gardner Parker	62,000	48,600	8,665	119,265
Thierry Pilenko	42,000	48,600	8,665	99,265
Steven A. Webster	38,500	48,600	8,665	95,765

(1)	The amounts in this column reflect the aggregate grant date fair value with respect to restricted stock during the year ended December 31, 2010 in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to the audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”). These amounts reflect the aggregate grant date fair value and do not correspond to the actual value that will be recognized by the Director. The aggregate number of stock awards outstanding at December 31, 2010 was 120,000 shares of restricted stock, which represents 15,000 shares held by each director other than Mr. Rynd. These shares of restricted stock were granted on May 11, 2010 at grant date fair value of $3.24 and vest on the date of the annual meeting of stockholders, which is May 10, 2011.

(2)	The amounts in this column reflect the aggregate grant date fair value of stock option awards in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 7 to the audited financial statements included in the Form 10-K. Under the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect the aggregate grant date fair value and do not correspond to the actual value that will be recognized by the Director.

(3)	Fees paid to Mr. Bates were paid to LR Hercules Holdings, LP.

Director Equity Ownership Guidelines

As we have for our executive officers, we have also established equity ownership guidelines for our directors. The guidelines provide that each of our outside directors is expected to own equity in the company valued at three times their annual retainer, by March 24, 2011, or within three (3) years from the date that such outside director joins our board. In addition to common stock owned, the value of shares of restricted stock granted under the 2004 LTIP is included in the calculation. For this purpose, common stock and restricted stock are valued based on the greater of (i) the price of our common stock on the date the common stock was acquired (and in the case of restricted stock, the date of vesting), or (ii) the price of our common stock as of the date of the committee’s annual review of executive equity ownership.

As of March 14, 2011, all of our non-employee directors exceed the equity ownership guidelines described above, as set forth in the following table:

Name	Annual Retainer	Value of Equity

Thomas R. Bates	$55,000	$293,500
Steven A. Webster	$55,000	$21,993,172
Thomas N. Amonett	$55,000	$476,623
Thomas J. Madonna	$55,000	$571,638
Thierry Pilenko	$55,000	$216,751
Suzanne V. Baer	$55,000	$448,214
F. Gardner Parker	$55,000	$426,513
Thomas M Hamilton	$55,000	$403,103

ADVISORY VOTE ON 2010 EXECUTIVE COMPENSATION
(Item 2 on Proxy Card)

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the SEC to adopt rules requiring the Company to seek a non-binding advisory vote from our stockholders to approve the compensation awarded to our executive officers disclosed pursuant to Section 14A of the Exchange Act and Item 402 of Regulation S-K.

The Company has established comprehensive compensation programs for our executive officers, including our named executive officers, as described in this proxy statement. Stockholders should reference and consider this information in evaluating the Company’s approach to compensating our executive officers.

Our compensation committee will continue to design compensation arrangements with the objectives of emphasizing pay for performance and aligning the financial interests of our executives with the interests of long-term stockholders, and require executives to retain ownership of a significant portion of our common stock they receive as compensation. Please refer to the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation” of this proxy statement for a detailed discussion of the Company’s executive compensation in 2010.

You have the opportunity to vote for, against or abstain from voting on approval of 2010 executive compensation. This vote is a nonbinding advisory vote on 2010 executive compensation. Accordingly, the following resolution will be submitted for a shareholder vote at the 2011 Annual Meeting:

RESOLVED, that the stockholders of Hercules Offshore, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF 2010 EXECUTIVE COMPENSATION.

ADVISORY VOTE ON THE FREQUENCY OF
THE STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION
(Item 3 on Proxy Card)

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the SEC to adopt rules requiring the Company to seek a non-binding advisory vote from our stockholders to determine the frequency with which the Company’s stockholders will vote to approve the compensation awarded to our executive officers pursuant to Section 14A of the Exchange Act.

You have the opportunity to vote for every one (1) year, for every two (2) years, for every three (3) years or abstain from voting on the frequency of the stockholder vote on executive compensation. This vote is a nonbinding advisory vote on the frequency of the stockholder vote on executive compensation. Therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR EVERY ONE (1) YEAR”, ON AN ADVISORY BASIS, IN RESPECT OF THE FREQUENCY OF THE STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION.

APPROVAL OF THE AMENDED AND RESTATED HERCULES OFFSHORE
2004 LONG-TERM INCENTIVE PLAN
(Item 4 on Proxy Card)

Description of the Proposal

Our board of directors has approved the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan, referred to as the plan, to provide for an increase in the number of shares of our common stock issuable under the plan by an additional 5,000,000 shares. The board of directors is requesting that stockholders approve the plan in the form attached as Annex A.

Increase in Shares.  The purpose of the plan is to provide an incentive to retain and attract persons of desired training, experience and ability to serve as employees, consultants and directors, to encourage the sense of proprietorship of those persons and to stimulate the active interest of those persons in our development and financial success. The board of directors believes that the plan will achieve its purpose and desires to have sufficient shares authorized for issuance under the plan to achieve these goals. Accordingly, we are proposing that the plan allow for the issuance of an additional 5,000,000 shares of our common stock.

Performance-Based Awards.  Treasury regulations under Section 162(m) of the Internal Revenue Code generally require that stockholders approve the material terms of the performance awards, including the per person annual limits on certain types of awards. Accordingly, the plan provides that awards of restricted stock, phantom stock or other stock awards made to an individual employee in any calendar year cannot cover an aggregate of more than 300,000 shares of common stock, and awards of stock options or stock appreciation rights made to an individual employee in any calendar year cannot cover an aggregate of more than 600,000 shares of common stock. The maximum aggregate amount of any cash award that may be paid to an individual employee in respect of any calendar year is $5,000,000.

In addition to the changes discussed above, the plan includes certain other changes as necessary to update the plan for current legal requirements and other changes designed to enhance ease of administration.

Vote Required

The affirmative vote of the holders of a majority of votes cast at the Annual Meeting at which a majority of the outstanding shares of our common stock are present in person or represented by proxy will be required for approval of the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan. Abstentions and broker non-votes will not be counted either in favor of or against approval of Hercules Proposal No. 4.

Board Recommendation

Our board of directors recommends that stockholders vote FOR the approval of the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan. Subject to stockholder approval, the plan will become effective in the form attached as Annex A.

Principal Provisions of the Amended and Restated Hercules Offshore 2004 Long-Term Incentive Plan

Our board of directors has adopted the plan for its employees, consultants and directors. The number of employees, consultants and directors participating in the plan will vary from year to year. Approximately 1660 current employees and eight non-employee directors are eligible to participate in the plan. Of these eligible participants, approximately 460 will participate, eight of which are non-employee directors and the remainder of which are employees. The plan authorizes the granting of awards in any combination of the following:

•	options to purchase shares of our common stock, which may be incentive stock options within the meaning of Section 422 of the Internal Revenue Code or options that are not incentive stock options (sometimes called “nonqualified stock options”),

•	restricted and unrestricted stock and other stock-based awards, such as restricted stock units, phantom stock, and stock appreciation rights, and

•	cash awards.

Administration.  The plan is administered by the compensation committee of our board of directors, referred to as the committee, which has the authority to determine the terms and conditions of each award and to adopt rules, regulations and guidelines regarding the plan. Other than any authority or duty reserved under the plan exclusively to the committee, the committee may delegate its duties under the plan to our chief executive officer or our other executive officers. The committee may, in its discretion, provide for the extension of the exercisability of an award, accelerate the vesting or exercisability of an award, eliminate or make less restrictive any restrictions contained in an award agreement, waive any restriction or other provision of the plan or an award agreement or otherwise amend or modify an award in any manner that is either (a) not adverse to the participant holding the award or (b) consented to by such participant.

At the discretion of the committee, a participant may be offered an election to substitute an award for another award or awards of the same or different type. However, the plan prohibits the repricing of outstanding awards without stockholder approval.

Number of Shares.  By this proposal we are seeking stockholder approval to reserve for issuance under the plan an additional 5,000,000 shares of our common stock. Up to 250,000 shares may be issued as incentive stock options within the meaning of Section 422 of the Internal Revenue Code. As of December 31, 2010, the closing price of our common stock as reported on the NASDAQ Global Select Market was $3.48.

Stock Options.  The committee is authorized under the plan to grant options to purchase shares of our common stock, which may be incentive stock options or nonqualified stock options. Options will be evidenced by a written award agreement with the participant, which will include any provisions that the committee may specify, in accordance with the terms of the plan. The exercise price of an option may not be less than the fair market value of our common stock on the date of grant. All incentive stock options granted under the plan must have a term of no more than ten years, and no participant may be granted an incentive stock option to the extent that, upon the grant of that option, the aggregate fair market value (as defined in the plan) of the common stock with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year would exceed $100,000. The exercise price, number of shares, terms and conditions of exercise, whether a stock option may qualify as an incentive stock option under the Internal Revenue Code, and other terms of a stock option grant will be fixed by the committee as of the grant date.

The exercise price of any stock option must be paid in full at the time the stock is delivered to the participant. The exercise price must be paid in cash or, if permitted by the committee and elected by the participant, by means of a broker-assisted cashless exercise, a pure cashless exercise, by tendering previously owned shares of our common stock or shares issued pursuant to an award under the plan or any combination of the foregoing.

Stock Appreciation Rights.  The committee is authorized under the plan to grant stock appreciation rights, or SARs, to employees and directors. The base amount against which the appreciation of our common stock is measured to determine the amount payable on the exercise of stock appreciation right may not be less than the fair market value of our common stock as the date of grant. Subject to the satisfaction of any performance criteria or other conditions, an SAR represents the right to the excess of the fair market value of our common stock at the time of the exercise (or, if the proposal is approved, a lesser value as provided in the applicable award agreement) over the base amount of such SAR.

Restricted and Unrestricted Stock Awards.  The committee may make awards consisting of our common stock, which may be subject to restrictions on transferability and other restrictions that the committee chooses to impose, including limitations on the right to vote or receive dividends, if any, with respect to the common stock to which the award relates. These awards may or may not be subject to forfeiture upon termination of employment, upon a failure to satisfy performance goals during an applicable restriction period, or any other comparable measurement of performance.

Phantom Stock and Other Stock-Based Awards.  The committee may, subject to limitations under applicable law, grant other awards that are payable in or valued relative to shares of our common stock, such as restricted stock units and phantom stock, as it deems to be consistent with the purposes of the plan, including shares of common stock awarded purely as a bonus and not subject to any restrictions or conditions. The committee will determine the terms and conditions of any other stock-based awards.

Cash Awards.  The committee may grant awards that are payable in cash, subject to such terms and conditions as the committee may determine.

Performance Awards.  Section 162(m) of the Internal Revenue Code denies a tax deduction for certain compensation in excess of $1 million paid to “covered employees” of a publicly held corporation, unless the compensation meets the exception for qualified performance-based compensation. The committee is authorized to grant any award as a performance-based award to comply with this exception. Performance-based awards are those which are designed to vest or pay out based on the achievement of one or more performance goals. The plan permits the following performance-based objectives for any grant or award intended to be granted as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code:

•	revenue,

•	net income,

•	stock price,

•	market share,

•	earnings per share,

•	other earnings measures,

•	return on equity,

•	return on assets,

•	costs,

•	shareholder value,

•	EBIT,

•	EBITDA,

•	funds from operations,

•	cash flow,

•	cash from operations,

•	net cash flow,

•	net cash flow before financing activities,

•	other cash flow measures,

•	total shareholder return,

•	return on capital,

•	return on invested capital,

•	operating income,

•	after-tax operating income,

•	utilization rates,

•	successful closing of transactions,

•	total market value, or

•	safety and environmental performance measures.

The plan further provides that we may designate a single goal criterion or multiple goal criteria for performance measurement purposes with the measurement based on absolute company or business unit performances and/or on performance as compared with that of our peers. A performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

Deferred Payment.  The committee may permit a participant to defer the payment of an award in certain circumstances. The payment of awards that have been deferred may be paid in installments or in a single future lump-sum payment, and may, in the discretion of the committee, be credited with interest and dividend equivalents, depending upon the nature of the award that has been deferred.

Amendment, Modification and Termination.  Subject to applicable stock exchange or NASDAQ Global Select Market rules, the committee may at any time amend or terminate the plan without stockholder approval, unless such approval is required by applicable law. The committee may amend or terminate any outstanding award without approval of the participant; however, no amendment or termination may be made that would otherwise adversely impact a participant, without the consent of the participant.

Change of Control.  Except as otherwise provided in an option award agreement, if a change of control (as defined in the plan) occurs and the agreements effectuating the change of control do not provide for the assumption or substitution of all options granted under the plan, then with respect to any option that is not so assumed or substituted, the committee, in its sole and absolute discretion, may take any or all of the following actions to be effective as of the date of the change of control (or as of any other date fixed by the committee occurring within the 30-day period before the date of the change of control): (1) accelerate the vesting and/or exercisability of the option, (2) cancel the option in exchange for shares of common stock, cash or other property with a value based on the excess of the fair market value of the shares subject to the option over the aggregate exercise price of the option, or (3) cancel the option after providing the holder of the option with an opportunity to exercise the option to the extent vested within a specified period prior to the date of the change of control. With respect to other stock incentive agreements, if a change of control occurs, then, except to the extent otherwise provided in the related award agreement or as otherwise provided in the plan, each award will be governed by applicable law and the documents effectuating the change of control.

Assignability.  In general, awards granted under the plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and during the lifetime of a participant, any award may be exercisable only by him, or in the case of a participant who is mentally incapacitated, by his guardian or legal representative. The committee may prescribe and include in applicable award agreements other restrictions on transfer, and may allow limited transfers to entities controlled by the participant or his or her family.

Adjustments.  In the event of a corporate transaction involving us (such as split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of common stock or similar change), or upon the occurrence of any other event that the committee, in its sole discretion, deems appropriate, the committee shall adjust: (1) the number of shares of common stock reserved under the plan and covered by outstanding awards; (2) the exercise price in respect of such awards; (3) the appropriate fair market value and other price determinations for such awards, and (4) the per person award limitations described above. Outside of a corporate transaction context, no award under the plan may be repriced, replaced, regranted or modified without shareholder approval if the effect would be to reduce the exercise price for the shares underlying the award.

The foregoing description of the plan is qualified by reference to the terms of the plan. A copy of the plan to be effective upon stockholder approval is attached hereto as Annex A. The plan is incorporated by reference in this proxy statement.

U.S. Federal Income Tax Consequences

Set forth below is a brief summary of the U.S. federal income tax consequences of awards under the plan. This summary is not a complete description of the applicable tax consequences, and it is subject to any changes in applicable tax rules. This summary assumes that all awards will be exempt from, or comply with, Section 409A of the Internal Revenue Code regarding nonqualified deferred compensation. If an award constitutes nonqualified deferred compensation and fails to comply with Section 409A, the award will be subject to immediate taxation and tax penalties in the year the award is deemed to have vested under Section 409A.

Nonqualified Stock Options.  Nonqualified stock options granted under the plan will generally not be taxable to a recipient at the time of grant if the exercise price under the option is not less than the fair market value of the underlying shares of common stock on the grant date of the option and the option otherwise complies with Section 409A of the Internal Revenue Code. Upon the exercise of a nonqualified stock option, the amount by which the fair market value of the shares of common stock received, determined as of the date of exercise, exceeds the exercise price will be treated as taxable income to the recipient of the option in the year of exercise. Generally, we will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the recipient of the option.

Incentive Stock Options.  A recipient of an incentive stock option under the plan will not generally recognize any taxable income for U.S. federal income tax purposes upon receipt of an incentive stock option or, generally, at the time of exercise of an incentive stock option, except possibly under the alternative minimum income tax rules. If the recipient exercises an incentive stock option and does not dispose of the shares received in a subsequent “disqualifying disposition” (generally, a sale, gift or other transfer within two years after the date of grant of the stock option or within one year after the shares are transferred to the recipient of the option), the recipient receives long-term capital gains treatment on the difference between the price for which the recipient of the incentive stock option sells the shares of common stock and his or her tax basis in the shares (generally, the amount paid upon exercise of the options). In the event of a disqualifying disposition, the difference between the fair market value of the shares of common stock received on the date of exercise and the exercise price will generally be taxable as compensation income in the year of disposition, with any excess gain generally being treated as short- or long-term capital gain. We would not be entitled to a deduction with respect to shares received by a recipient of an incentive stock option upon exercise if the common stock received is not disposed of in a disqualifying disposition. If, however, an amount is taxable as compensation income to the recipient of an incentive stock option due to a disqualifying disposition, we would be entitled to a corresponding deduction in the same amount for compensation paid.

Restricted Stock Awards.  Generally, absent a Section 83(b) election described below, a grant under the plan of shares of our common stock that are subject to vesting and transfer restrictions will not result in taxable income to the recipient for U.S. federal income tax purposes or a tax deduction to us in the year of the grant. Instead, the fair market value of the shares less any amount paid for such shares will generally be taxable to the recipient as taxable income in the year in which the restrictions on the shares lapse. Any recipient, however, may elect pursuant to Section 83(b) of the Internal Revenue Code to treat the fair market value of the shares on the date of the grant less any amount paid for such shares as taxable income in the year of the grant, provided the recipient makes the Section 83(b) election within 30 days after the date of the grant. In any case, we would receive a deduction for U.S. federal income tax purposes corresponding in amount to the amount of compensation included in the recipient’s income in the year in which that amount is so included.

Unrestricted Stock Awards.  A grant of shares of our common stock or a cash equivalent that is not subject to vesting restrictions will result in taxable income for U.S. federal income tax purposes to the recipient at the time of grant in an amount equal to the fair market value of the shares or the amount of cash awarded. Subject to Section 162(m) of the Internal Revenue Code, we would be entitled to a corresponding deduction at that time for the amount included in the recipient’s income.

Cash Awards.  Cash awards are taxable income to the recipient for U.S. federal income tax purposes at the time of payment. The recipient will have taxable income equal to the amount of cash paid, and, subject to Section 162(m) of the Internal Revenue Code, we would have a corresponding deduction for U.S. federal income tax purposes.

Phantom Stock, Restricted Stock Units and Stock Appreciation Rights.  Generally, a recipient will not recognize any taxable income for U.S. federal income tax purposes upon the grant of the phantom stock, restricted stock units or stock appreciation rights. The amount of cash paid (before applicable tax withholdings) or the then-current fair market value of the shares of common stock received upon settlement of the phantom stock or restricted stock units is taxable to the recipient as compensation income. Upon exercise of a stock appreciation right, the amount of any cash received (before applicable tax withholdings) and the fair market value as of the exercise date of any shares of common stock received are taxable to the recipient as compensation income. Generally, subject to Section 162(m) of the Internal Revenue Code, we would be entitled to a deduction for the same amount treated as compensation income taxable to the recipient upon the settlement of phantom stock or restricted stock units or the exercise of stock appreciation rights.

Deductibility of Awards.  Section 162(m) of the Internal Revenue Code provides that certain compensation received in any year by a “covered employee” in excess of $1 million is non-deductible by us for U.S. federal income tax purposes. Section 162(m) provides an exception, however, for “performance-based compensation.” The compensation committee may determine to designate awards granted to “covered employees” as performance-based compensation. However, the committee may award compensation that is or may become non-deductible.

Deferred Compensation.  Any deferrals made under the plan, including awards granted under the plan that are considered to be deferred compensation (such as phantom stock, restricted stock units or stock appreciation rights) must satisfy certain requirements in order to be exempt from, or to comply with, Section 409A of the Internal Revenue Code so as to avoid adverse tax consequences to participating recipients. These include requirements on the timing of payments and distributions. We intend to structure any deferrals and all awards under the plan to be exempt from or to meet the applicable tax law requirements.

409A Exemption and Compliance.  It is the intent of the Company that the provisions of the plan and any award agreement entered into pursuant to the plan comply with or, as applicable, be exempt from, Code Section 409A and related regulations and Treasury pronouncements. The plan and any award agreements shall be continued and administered in accordance with this intention.

Other Tax Consequences.  State tax consequences may in some cases differ from those described above. In addition, awards made under the plan may be made to persons who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Plan Benefits

Any future awards granted to non-employee directors, executive officers and non-executive officer employees under the plan are subject to the discretion of the committee and, therefore, are not determinable at this time, except as described in the table below, which represents the number of shares potentially issuable under the performance grant approved by the compensation committee, subject to stockholder approval of the amended and restated plan.

On March 6, 2011, annual equity grants were made to each of Messrs. Rynd, Noe, Butz, Carr, and Carson and Ms. Rodriguez. Each of the executive officers received restricted stock awards, which vest 1/3 per year and have no performance criteria, and a performance grant, which vests 1/3 per year, but only if the company achieves performance objectives with respect to two metrics in 2011. Threshold, target and stretch performance objectives have been established for each metric, with the officer vesting 33% more shares at the stretch level, 33% less shares at the threshold level, with vesting pro rated between levels. No shares will be issued with respect to a particular metric if the threshold performance objective is not met with respect to such metric. At the target level, the restricted stock awards and the performance grant are 44% and 56%, respectively, of the total target grant. Additional information is provided on page 28.

The maximum number of shares potentially issuable to each of the executive officers under the amended and restated plan if all objectives are achieved at the maximum level for the performance grants with respect to each metric is as set forth below:

New Plan Benefits

Amended and Restated Hercules Offshore 2004 Long-Term Incentive Plan

	Dollar value	Number of
Name and position	($)(3)	shares(4)

John T. Rynd		150,000
Chief Executive Officer and President
Stephen M. Butz(1)		50,000
Senior Vice President, Chief Financial Officer and Treasurer
James W. Noe		50,000
Senior Vice President, General Counsel and Chief Compliance Officer
Terrell L. Carr		50,000
Vice President, Worldwide Operations (Drilling)
Troy L. Carson		—
Chief Accounting Officer
Lisa W. Rodriguez(2)		—
Vice President, Human Resources
Executive Group		300,000
Non-Executive Director Group		—
Non-Executive Officer Employee Group		—

(1)	Mr. Butz became our Senior Vice President, Chief Financial Officer and Treasurer in May 2010 after serving as our Vice President, Finance and Treasurer.

(2)	Ms. Rodriguez resigned as Senior Vice President and Chief Financial Officer in May 2010 and was appointed Vice President, Human Resources.

(3)	No basis exists to determine the actual number of shares that may be issuable with respect to these performance grants or the value of these grants, as they are subject to performance results that are not yet available, and the number of shares potentially issuable may be zero if performance criteria are not met. Therefore, the maximum number of shares that may be issuable, subject to stockholder approval of the amended and restated plan, is provided in the table with respect to performance grants approved on March 6, 2011.

(4)	The grants to the named executive officers on March 6, 2011, including shares granted pursuant to the Company’s existing 2004 Long-Term Incentive Plan, are described in the table on page . The performance grants shown above are subject to stockholder approval of the amended and restated plan.

Equity Compensation Plan Information

The following table sets forth information about our common stock that may be issued under all existing equity compensation plans as of December 31, 2010.

Number of
	Securities to be	Weighted Average
	Issued upon	Exercise Price of
	Exercise of	Outstanding	Number of Securities
	Outstanding Options,	Options, Warrants	Remaining Available
Plan Category	Warrants and Rights	and Rights	for Future Issuance

Equity compensation plans approved by security holders(1)	5,599,972	$9.48	2,435,345
Equity compensation plans not approved by security holders	—	—	—

Total	5,599,972	$9.48	2,435,345

(1)	Consists of securities under the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 5 on Proxy Card)

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011. Although the selection and appointment of an independent registered public accounting firm is not required to be submitted to a vote of stockholders, the board of directors has decided to ask our stockholders to ratify this appointment. Our board recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be given the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions of any stockholders.

Fees Paid to Independent Registered Public Accounting Firm

The following tables set forth the fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2010 and 2009, respectively, and the fees billed for other services rendered by Ernst & Young LLP, respectively, during those periods.

	2010	2009
	(In thousands)

Audit Fees(1)	$1,508.1	$1,810.7
Audit-Related Fees(2)	30.0	—
Tax Fees(3)	312.5	249.1
All Other Fees	—	—

Total	$1,850.6	$2,059.8

(1)	Audit Fees consisted of fees for audit services, which related to the consolidated audit, quarterly reviews, statutory audits, comfort letters, accounting consultations, subsidiary audits and related matters.

(2)	Audit-Related Fees consisted of fees for consultation related to technical accounting issues and other matters.

(3)	Tax Fees consisted of fees for tax services, which related to services for tax compliance, tax planning, tax advice (including tax return preparation) and refund claims and assistance with tax audits and appeals.

Pre-approval Policies and Procedures

The audit committee has established a policy requiring audit committee pre-approval of all audit, review or attest engagements, internal control-related services and permissible nonaudit services, including the fees and terms thereof, to be performed by the independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for nonaudit services described in applicable provisions of the Securities Exchange Act of 1934 and applicable SEC rules. All services provided by our independent registered public accounting firm since November 2005 were pre-approved by the audit committee.

REPORT OF THE AUDIT COMMITTEE

To the Stockholders of
Hercules Offshore, Inc.:

The board of directors of Hercules Offshore, Inc. maintains an audit committee currently composed of three nonmanagement directors, Ms. Baer, and Messrs. Madonna (Chair) and Parker. The board of directors has determined that the audit committee’s current membership satisfies the rules of the SEC and the NASDAQ Global Select Market that govern audit committees, including the requirements for audit committee member independence set out in the NASDAQ Marketplace Rules and Rule 10A-3 under the Securities Exchange Act of 1934.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements with management of Hercules Offshore.

The audit committee reviewed and discussed with Hercules Offshore’s independent registered public accounting firm all communications required by generally accepted auditing standards, including those required by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with such firm its independence.

The audit committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Hercules Offshore’s internal controls and the overall quality of Hercules Offshore’s financial reporting. The audit committee met six times in 2010.

In reliance on the reviews and discussions referred to above, and such other matters deemed relevant and appropriate by the audit committee, the audit committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in Hercules Offshore’s annual report on Form 10-K for the year ended December 31, 2010 for filing with the SEC. The audit committee also determined that the provision of services other than audit services rendered by Ernst & Young LLP was compatible with maintaining Ernst & Young LLP’s independence.

AUDIT COMMITTEE

F. Gardner Parker
Suzanne V. Baer
Thomas J. Madonna, Chairman

March 7, 2011

RELATED PARTY TRANSACTIONS, STOCKHOLDER PROPOSALS AND OTHER MATTERS

Certain Relationships and Related Party Transactions

We require that all transactions with related persons (as contemplated by Item 404 of Regulation S-K) be approved by the audit committee of the board of directors, in compliance with the charter of that committee and with our Policy Regarding Covered Transactions with Related Persons. In approving a transaction with a related person, the audit committee will consider, among others, the following factors: (1) whether terms or conditions of the transaction are generally available to third parties; (2) the related person’s relationship to us; (3) whether the transaction is in the ordinary course of business; and (4) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director has a relationship. For purposes of Item 404 of Regulation S-K, the committee determined that no related persons had a material interest in any of the transactions that it reviewed in the past year. However, pursuant to our Policy Regarding Covered Transactions with Related Persons, the committee determined to monitor and have management provide reports on transactions with Lime Rock’s portfolio companies, even though the committee determined that our director who is a senior advisor of Lime Rock does not have a material interest in such transactions under Item 404 of Regulation S-K.

Our Code of Business Conduct and Ethics and our Corporate Governance Guidelines prohibit actual or apparent conflicts of interest between the interest of any of our directors or officers, on the one hand, and our company or our stockholders, on the other hand. The guidelines require that any actual or apparent conflict of interest be reported to the chairman of the audit committee for evaluation. The audit committee, with the assistance of our general counsel, is responsible for evaluating conflicts of interest.

We entered into a registration rights agreement with the members of our company at the time of our conversion to a Delaware corporation. Under the agreement, holders of at least 25% of the registrable securities subject to the agreement may require us to file a registration statement under the Securities Act of 1933 to register the sale of shares of our common stock, subject to certain limitations, including that the reasonably anticipated gross proceeds must be at least $15.0 million. These stockholders may request a total of three of these “demand” registrations and only one in any six-month period. These holders also have the right to cause us to register their registrable securities on Form S-3 if the reasonably anticipated gross proceeds would be at least $10.0 million. In addition, if we propose to register securities under the Securities Act, then the holders who are party to the agreement will have “piggy-back” registration rights, subject to quantity limitations determined by underwriters if the offering involves an underwriting, to request that we register their registrable securities. There is no limit to the number of these “piggy-back” registrations in which these holders may request their shares be included. We generally will bear the registration expenses incurred in connection with registrations. We have agreed to indemnify these stockholders against certain liabilities, including liabilities under the Securities Act, in connection with any registration effected under the agreement. These registration rights will terminate at the earlier of (a) seven years from the closing date of our initial public offering or (b) with respect to any holder, the date that all registrable securities held by that holder may be sold in a three-month period without registration under Rule 144 of the Securities Act and those registrable securities then represent less than one percent of all outstanding shares of our capital stock.

Stockholder Proposals for the 2012 Annual Meeting

Rule l4a-8 under the Securities Exchange Act of 1934 addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule l4a-8, proposals that stockholders intend to have included in our proxy statement for the 2012 annual meeting of stockholders should be received by our corporate secretary no later than November 24, 2011.

If a stockholder desires to bring a matter before our annual meeting and the matter is submitted outside the process of Rule 14a-8, including with respect to nominations for election as directors, the stockholder must follow the procedures set forth in our bylaws. Our bylaws provide generally that stockholder proposals and director nominations to be considered at an annual meeting may be made by a stockholder only if (1) the stockholder is a stockholder of record and is entitled to vote at the meeting, and (2) the stockholder gives timely written notice of the matter to our corporate secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days nor more than 120 days prior to the first annual anniversary of the prior year’s annual meeting of stockholders. However, if the date of the annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which we first publicly announce the date of such meeting. Under our bylaws, notice with respect to the 2012 annual meeting of stockholders must be received by our corporate secretary no earlier than January 10, 2012 and no later than February 9, 2012. The notice must set forth the information required by the provisions of our bylaws dealing with stockholder proposals and nominations of directors.

All notices should be directed to: Corporate Secretary, Hercules Offshore, Inc., 9 Greenway Plaza, Suite 2200, Houston, Texas 77046, Attention: Stockholder Notices. Under current SEC rules, we are not required to include in our proxy statement any director nominated by a stockholder using this process. If we choose not to include such a nominee, the stockholder will be required to distribute its own proxy materials in connection with its solicitation of proxies with respect to that nominee.

Discretionary Voting of Proxies on Other Matters

Management does not intend to bring before the annual meeting any matters other than those disclosed in the notice of annual meeting of stockholders attached to this proxy statement, and it does not know of any business that persons other than management intend to present at the meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on those matters in accordance with their best judgment.

Householding

The SEC permits a single set of notices, annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one notice, annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any beneficial stockholder residing at an address of which two or more stockholders reside wishes to receive a separate notice, annual report or proxy statement in the future, or if any beneficial stockholder that elected to continue to receive separate notice, annual reports or proxy statements wishes to receive a single notice, annual report or proxy statement in the future, that stockholder should contact his or her broker or send a request to our corporate secretary at our principal executive offices, 9 Greenway Plaza, Suite 2200, Houston, Texas 77046, telephone number (713) 350-5100. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the notice, 2010 annual report and this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies, including the cost of preparing, printing and mailing the materials used in the solicitation. We have retained Phoenix Advisory Partners, LLC to aid in the solicitation of proxies for a fee of $7,000 and the reimbursement of out-of-pocket expenses. Proxies may also be solicited by personal interview, telephone and telegram, and via the Internet by our directors, officers and employees, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held by those persons, and we will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

Additional Information About Hercules Offshore

You can learn more about Hercules Offshore and our operations by visiting our website at www.herculesoffshore.com. Among other information we have provided there, you will find:

•	our certificate of incorporation and bylaws;

•	the charters of each of our standing committees of the board;

•	our corporate governance guidelines;

•	our code of business conduct and ethics;

•	our ethics manual;

•	our policy regarding covered transactions with related persons;

•	our policy regarding the granting of equity-based compensation awards;

•	our policy regarding director recommendations by stockholders;

•	our director and executive equity ownership guidelines;

•	information concerning our business and recent news releases and filings with the SEC; and

•	information concerning our management and board of directors.

For additional information about our company, please refer to our 2010 annual report, which is available with our proxy statement at the following address on the Internet: http://www.proxydocs.com/hero.

HERCULES OFFSHORE, INC.

                    John T. Rynd
Chief Executive Officer and President

Houston, Texas
March 25, 2011

Appendix A

HERCULES OFFSHORE
2004 LONG-TERM INCENTIVE PLAN

Amended and Restated Effective March 22, 2011

1. Objectives.  This Hercules Offshore 2004 Long-Term Incentive Plan (this “Plan”) is intended as an incentive to retain and attract persons of training, experience and ability to serve as employees, consultants and directors of Hercules Offshore, Inc., a Delaware corporation, and its successors, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries and to provide for the assumption, continuation and fulfillment upon exercise of the Assumed Options and the Assumed Deferred Units pursuant to the Merger Agreement (as those terms are defined below).

2. Definitions.  As used herein, the terms set forth below shall have the following respective meanings:

“Act” means the Securities Act of 1933, as amended from time to time.

“Assumed Deferred Units” means the Deferred Units, as defined in the Merger Agreement, granted in 2007 to holders other than Non-Continuing Employees, as defined in the Merger Agreement, assumed by the Company pursuant to Section 2.4(c)(v)(B) of the Merger Agreement.

“Assumed Options” means TODCO Options that become “Assumed Options” pursuant to, and as that term is defined in, the Merger Agreement.

“Award” means any Option, Restricted Stock, Performance Award, Phantom Stock, Stock Appreciation Right, Cash Award or Stock Award, whether granted singly, in combination or in tandem, granted to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of this Plan. The term “Award” shall also mean an Assumed Option and an Assumed Deferred Unit, unless the context in which it is used indicates that a reference to Assumed Options or Assumed Deferred Units is not intended.

“Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award payable in cash.

“Change of Control” means (i) the consummation of a reorganization, merger, consolidation or other transaction, in any case, with respect to which persons who were stockholders (or members) of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own equity interests representing at least 51% of the total combined voting power of the Company or the resulting reorganized, merged or consolidated entity, as applicable, (ii) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (other than to one or more Subsidiaries of the Company), or (iii) the occurrence of (A) the consummation of a transaction or series of related transactions in which the Company issues, as consideration for the acquisition (through a merger, reorganization, stock purchase, asset purchase or otherwise) of the assets or capital stock of an unaffiliated third party, equity in the Company representing more than 35% of the outstanding equity of the Company calculated as of the consummation of such transaction or transactions, in conjunction with (B) a change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who had been directors of the Company at the time of the approval by the Board of the issuance of such equity in the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer this Plan, or in the absence of any such designation, the Board.

“Common Stock” means the common stock of the Company.

“Company” means Hercules Offshore, Inc.

“Consultant” means an individual, other than a Director or an Employee, who renders consulting services or advisory services to the Company or a Subsidiary, provided such services are not in connection with the offer or sale of securities in a capital-raising transaction.

“Director” means a member of the Board of Directors of the Company who is not an Employee or a Consultant of the Company or a Subsidiary.

“Effective Date” means the date of this amendment and restatement of the Plan is approved by the Board, subject to Section 24.

“Effective Time of the Merger” shall have the same meaning as the term “Effective Time” as defined in the Merger Agreement.

“Employee” means an individual employed by the Company or a Subsidiary. For purposes of this Plan, an Employee also includes a consultant providing services to the Company or a Subsidiary.

“Exercise Price” means, in the case of Option Shares, the price at which the Option Shares may be purchased under the terms of an Award Agreement and in the case of Stock Appreciation Rights, the base value from which appreciation of shares of Common Stock is measured for purposes of determining the amount payable upon the exercise and/or settlement of such Stock Appreciation Right.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of a share of Common Stock, as of a particular date, is equal to (a) if shares of Common Stock are listed on a national securities exchange, the closing price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date or, if there has been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; or (b) if (a) is not applicable, then such amount as may be determined by the Committee or the Board by the reasonable application of a reasonable valuation methodology taking into consideration in applying its methodology all available information material to the value of the Company.

“Grant Date” means the date on which an Award is granted by the Committee; provided, however, that in the case of Options and Stock Appreciation Rights, “Grant Date” shall have the same meaning as the terms “date of grant” and similar terminology in the regulations promulgated under Code Section 409A.

“Insider” means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 13 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

“ISO” means an incentive stock option within the meaning of Code Section 422.

“Merger Agreement” means the Amended and Restated Agreement and Plan of Merger By and Among Hercules Offshore, Inc., TODCO, and THE Hercules Offshore Drilling Company LLC, Effective as of March 18, 2007.

“Non-Continuing Employees” shall have the same meaning as provided in the Merger Agreement.

“Option” means a right to purchase a particular number of shares of Common Stock at a particular Exercise Price, subject to certain terms and conditions as provided in this Plan and an Award Agreement. An Option may be in the form of an ISO or a nonqualified stock option within the meaning of Code Section 83.

“Option Shares” means the shares of Common Stock covered by a particular Option.

“Outside Director” means a Director who is not an Employee and who qualifies as:

(a) a “non-employee director” under Rule 16b-3(b)(3) under the Exchange Act, and

(b) an “outside director” under Code Section 162(m) and the regulations promulgated thereunder.

“Participant” means an Employee, Director or Consultant to whom an Award has been granted and is outstanding under this Plan. The term “Participant” shall also mean a former employee or director of TODCO who holds an outstanding and unexercised Assumed Option that is subject to the terms of this Plan.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

“Performance Award” means an Award that is contingent on the achievement of certain performance objectives established by the Committee pursuant to the terms of Section 6(c).

“Phantom Stock” means a right to receive payment, in cash or shares of Common Stock, equal to or less than the Fair Market Value of a specified number of shares of Common Stock.

“Plan” means the Hercules Offshore 2004 Long-Term Incentive Plan, as amended from time to time.

“Restricted Stock” means shares of Common Stock that are restricted or subject to forfeiture provisions.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor rule.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or shares of Common Stock, equal to the excess of the Fair Market Value (or a lesser value as provided in the Award Agreement) of a specified number of shares of Common Stock on the date the right is exercised over the Exercise Price of the Stock Appreciation Right.

“Stock Award” means an Award payable in shares of Common Stock, which may be Restricted Stock.

“Subsidiary” means (a) with respect to any Awards other than ISOs, and as otherwise used in this Plan, (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation that have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise), and (b) with respect to Awards of ISOs, any subsidiary within the meaning of Code Section 424(f).

“TODCO” means TODCO, a Delaware corporation, during its existence prior to the Effective Time of the Merger.

“TODCO Deferred Unit” shall mean the Assumed Deferred Unit, as well as the written award agreement and the plan provisions incorporated by reference therein granted by TODCO and evidencing the terms and provisions of the Assumed Deferred Unit.

“TODCO Option” shall mean “Company Stock Option”, as that term is defined in the Merger Agreement, as well as the written award agreement and the plan provisions incorporated by reference therein granted by TODCO and evidencing the terms and provisions of that TODCO Option.

3. Plan Administration and Designation of Participants.  All Employees of the Company and its Subsidiaries and all Directors and Consultants are eligible for Awards under this Plan. The Committee shall select the Participants from time to time by the grant of Awards under this Plan and, subject to the terms and conditions of this Plan, shall determine all terms and conditions of the Awards. This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate. Other than any authority or duty reserved in this Plan exclusively to the Board or the Committee, the Committee may delegate its duties hereunder to the Chief Executive Officer or other executive officers of the Company subject to such rules and regulations as the Committee establishes. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award Agreement, waive any restriction or other provision of this Plan or an Award Agreement or otherwise amend or modify an Award in any manner that is either (a) not adverse to the Participant holding the Award or (b) consented to by such Participant. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee or other delegate at any time, in whole or in part; provided, however, that only a Committee (or a properly constituted and authorized sub-committee thereof) comprised solely of two (2) or more Outside Directors may grant, amend, exercise any discretion over, or certify the satisfaction or failure to satisfy any performance goals or the material requirements or conditions with respect to Awards that will meet the Performance-Based Exception, and only a Committee comprised solely of Outside Directors may grant Stock incentives to Insiders that will be exempt from Section 16(b) of the Exchange Act.

4. Award Agreement.  Each Award granted hereunder shall be described in an Award Agreement, which shall be subject to the terms and conditions of this Plan and shall be signed by the Participant and by the appropriate officer for and on behalf of the Company.

5. Shares of Common Stock Subject to this Plan.  Subject to adjustment as provided in Section 12 hereof, the total number of shares of Common Stock that may be issued pursuant to Awards under this Plan, including the Assumed Options, will not exceed 15,250,000 shares of Common Stock (consisting of 2,450,000 originally authorized in 2005, an additional 1,000,000 shares authorized in 2006, and an additional 6,800,000 shares authorized in 2007 in connection with the first amendment and restatement of the Plan, and an additional 5,000,000 shares authorized in 2011 in connection with the second amendment and restatement of the Plan), of which 250,000 may be granted as Incentive Stock Options. All such shares of Common Stock shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued shares of Common Stock, from shares held in the treasury of the Company or from shares that have been reacquired by the Company.

(a) Except with respect to Assumed Options or the Assumed Deferred Units, the maximum amount of shares of Common Stock that may be covered by awards granted to any one individual pursuant to Section 6 in any calendar year shall be (i) 300,000 with respect to Stock Awards or Phantom Stock and (ii) 600,000 with respect to SARs or Options. The limitations set forth in this Section 5(a) (collectively referred to as the “Stock-Based Award Limitations”) shall not apply to the Assumed Options or the Assumed Deferred Units.

(b) The maximum payment that can be made for awards granted to any one individual pursuant to Section 6(e) in respect of any calendar year shall be $5,000,000.

(c) The Committee and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance pursuant to this Plan. Awards that are forfeited or terminated or expire unexercised in such a manner that all or some of the shares of Common Stock subject thereto are not issued to a Participant shall immediately become available for the granting of Awards under this Plan. The number of shares of Common Stock available for future Awards under this Plan shall include shares (i) not delivered or transferred under an Award that expires or is forfeited, or that is settled in cash, rather than shares of Common Stock, (ii) that are not delivered due to the manner of exercise of the Award or are retained by the Company from the shares subject to the Award in full or partial satisfaction of the Exercise Price of the Award or any withholding obligation, (iii) of Restricted Stock that are forfeited and returned to the Company, and (iv) received from the Participant in full or partial satisfaction of the Exercise Price of the Award or any withholding obligation.

6. Awards to Participants.

(a) Incentive Stock Options.  Options granted to Employees (but not Consultants or Directors) hereunder may be ISOs. An ISO shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award Agreement or otherwise, which shall not be less than the Fair Market Value of the Common Stock on the Grant Date. Any ISO granted shall expire not later than ten (10) years after the Grant Date, with the expiration date to be specified by the Committee in the Award Agreement. Any ISO granted must, in addition to being subject to applicable terms, conditions and limitations established by the Committee, comply with Code Section 422. Pursuant to the ISO requirements of Code Section 422, notwithstanding anything herein to the contrary, (i) no ISO can be granted under this Plan on or after the tenth (10th) anniversary of the Effective Date (or the fifth anniversary of the Effective Date if the ISO is awarded to any person who, at the time of grant, owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary), (ii) no Optionee may be granted an ISO to the extent that, upon the grant of the ISO, the aggregate Fair Market Value (determined as of the date the Option is granted) of the Common Stock with respect to which ISOs (including Options hereunder) are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Subsidiary) would exceed $100,000, and (iii) the Exercise Price of the ISO may not be less than 100% of the Fair Market Value of the Common Stock at the time of grant (or not less than 110% of such Fair Market Value if the ISO is awarded to any person who, at the time of grant, owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary). All other terms, conditions and limitations applicable to ISOs shall be determined by the Committee.

(b) Nonqualified Stock Options.  Options granted to Participants may be nonqualified stock options within the meaning of Code Section 83. A nonqualified stock option shall consist of a right to purchase a specified number of shares of Common Stock at the Exercise Price specified by the Committee in the Award Agreement, which Exercise Price shall not be less than the Fair Market Value of the subject shares of Common Stock on the Grant Date of the Option. The expiration date of the nonqualified stock option shall be specified by the Committee in the Award Agreement. All other terms, conditions and limitations applicable to nonqualified stock options shall be determined by the Committee.

(c) Stock Award (including Restricted Stock).  An Award may consist of Common Stock or may be denominated in units of Common Stock. Each Stock Award awarded shall be subject to such conditions, restrictions, and contingencies as the Committee shall determine and set forth in the Award Agreement. The certificates evidencing shares of Common Stock issued in connection with a Stock Award shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto.

(d) Phantom Stock.  An Award may be in the form of Phantom Stock or other bookkeeping account tied to the value of shares of Common Stock. Each Phantom Stock Award awarded shall be subject to such conditions, restrictions, and contingencies as the Committee shall determine and set forth in the Award Agreement.

(e) Cash Awards.  An Award may be in the form of a Cash Award. Each Cash Award awarded shall be subject to such conditions, restrictions, and contingencies as the Committee shall determine and set forth in the Award Agreement

(f) Stock Appreciation Rights.  An Award may be in the form of an SAR. The Exercise Price of an SAR shall not be less than the Fair Market Value of the Common Stock on the Grant Date of the SAR. The term of a SAR shall not exceed ten years from the date of grant. Subject to the foregoing limitations, the terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(g) Performance Awards.  Any Option, Stock Award, Phantom Stock, SAR or Cash Award may be designed as Performance Awards. Each Performance Award awarded shall be subject to such conditions, restrictions, and contingencies as the Committee shall determine and set forth in the Award Agreement. These may include continuous service with the Company and/or its Subsidiaries and/or the achievement of performance goals. The performance goals that may be used by the Committee for such awards shall consist of revenue, net income, stock price, market share, earnings per share, other earnings measures, return on equity, return on assets, costs, shareholder value, EBIT, EBITDA, funds from operations, cash flow, cash from operations, net cash flow, net cash flow before financing activities, other cash flow measures, total shareholder return, return on capital, return on invested capital, operating income, after-tax operating income, utilization rates, successful closing of transactions, total market value and safety and environmental performance measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes with the measurement based on absolute Company or business unit performances and/or on performance as compared with that of other publicly-traded companies. Unless otherwise stated, a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). A Performance Award may be designed to satisfy the Performance-Based Exception.

7. Payment of Awards.

(a) General.  Awards, other than Cash Awards (which are payable only in cash), may be paid in cash or Common Stock or combinations thereof and the payment of any Award may include such restrictions as the

Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions.

(b) Deferral.  The Committee may, in its discretion, (i) permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee or (ii) provide for the deferral of an Award in an Award Agreement or otherwise. Any such deferral may be in the form of installment payments or a future lump-sum payment. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

(c) Dividends and Interest.  Distributions or dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on cash payments and dividend equivalents for Awards denominated in Common Stock or units of Common Stock.

(d) Substitution of Awards.  At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) that results in an adjustment pursuant to Section 14(b), the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other Awards or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs without stockholder approval.

8. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering all or part of that or any other Award that has been held by the Participant for at least six (6) months and that is valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or Awards to exercise an Option as it deems appropriate. The Committee may provide for procedures to permit the exercise or purchase of Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award through a broker-assisted “cashless” exercise procedure.

9. Change of Control of the Company.

(a) General Rule for Options.  Except as otherwise provided in an Award Agreement, if a Change of Control occurs and the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Options granted under this Plan, then with respect to any Option that is not so assumed or substituted (a “Non-Assumed Option”), in the event of a Change of Control, the Committee, in its sole and absolute discretion, may (but shall not be required to) take any or all of the following actions to be effective as of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period immediately preceding the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(i) accelerate the vesting and/or exercisability of such Non-Assumed Option; and/or

(ii) unilaterally cancel such Non-Assumed Option in exchange for:

A. whole and/or fractional shares of Common Stock (or for whole shares and cash in lieu of any fractional share) or whole and/or fractional shares of a successor (or for whole shares of a successor and cash in lieu of any fractional share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of the Option Shares subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting) over the aggregate Exercise Price for such Option Shares; or

B. cash or other property equal in value to the excess of the Fair Market Value of the Option Shares subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting) over the aggregate Exercise Price for such Option Shares; and/or

(iii) unilaterally cancel such Non-Assumed Option after providing the holder of such Non-Assumed Option with:

A. an opportunity to exercise such Non-Assumed Option to the extent vested within a specified period prior to the date of the Change of Control, and

B. notice of such opportunity to exercise prior to the commencement of such specified period.

Notwithstanding the foregoing, to the extent that the recipient of an Option is an Insider, payment of cash in lieu of whole or fractional shares of Common Stock or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Award Agreement provides otherwise, the payment of cash in lieu of whole or fractional shares of Common Stock or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an Option.

(b) General Rule for Other Stock Incentive Agreements.  If a Change of Control occurs, then, except to the extent otherwise provided in the Stock Award Agreement pertaining to a particular Award or as otherwise provided in this Plan, each Award shall be governed by applicable law and the documents effectuating the Change of Control.

10. Termination of Employment or Service.  Upon the termination of employment or service by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. Unless otherwise specifically provided in the Award Agreement, each Award granted pursuant to this Plan that is an Option may be exercised, to the extent then vested, no more than three months from the date the Participant’s employment or service with the Company or its Subsidiaries terminates.

11. Assumption of TODCO Options.  In accordance with Section 2.4(c)(iii) of the Merger Agreement, as of the Effective Time of the Merger and subject to the requirements, terms and conditions of the Merger Agreement, the Company assumed the Assumed Options, which were incorporated into and are administered under this Plan. The Committee granted new Award Agreements evidencing and containing the terms of the Assumed Options and replacing the TODCO Options that originally evidenced such Assumed Options. The new Award Agreements for the Assumed Options reflect:

(a) that with respect to vesting,

(i) Assumed Options granted by TODCO prior to February 26, 2007, were fully vested as of the Effective Time of the Merger;

(ii) Assumed Options (whenever granted by TODCO) held by Non-Continuing Employees were fully vested as of the Effective Time of the Merger;

(iii) Assumed Options that were fully vested prior to the Effective Time of the Merger in accordance with the terms of their respective TODCO Options are fully vested; and

(iv) Assumed Options not addressed in clauses (i), (ii) or (iii), above, are subject to a remaining vesting schedule, conditions and requirements consistent with the terms of the respective TODCO Options originally evidencing those Assumed Options;

(b) that the Assumed Options are exercisable for shares of Common Stock (and not for shares of TODCO common stock), the number and Exercise Price of which shall be determined as provided in Section 2.4(c)(iii) of the Merger Agreement;

(c) that the Assumed Options are exercisable (subject to satisfaction of the vesting requirements in the case of Assumed Options subject to (a)(iv), above) for the term as provided under the TODCO Options; and

(d) that the Assumed Options are subject to the terms of the TODCO Option and such other terms and conditions as the Committee included in new Award Agreements that provide for, among other things, the administration of the Assumed Options under this Plan, so long as those other terms and conditions do not violate Section 2.4(c)(iii) of the Merger Agreement or the TODCO Option.

12. Assumption of TODCO Deferred Units.  Pursuant to Section 2.4(c)(v)(B) of the Merger Agreement, the Company assumed as of the Effective Time of the Merger the obligations of TODCO under the award letters for Assumed Deferred Units granted by TODCO in 2007 to holders other than Non-Continuing Employees and outstanding immediately prior to the Effective Time of the Merger. In accordance with Section 2.4(c)(v)(B) of the Merger Agreement, the Assumed Deferred Units were converted into, immediately prior to the Effective Time of the Merger, restricted shares of TODCO common stock at the rate of 0.5 restricted share per Deferred Unit, which were in turn converted into restricted shares of Company common stock. In accordance with the forgoing, the Committee granted shares of Restricted Stock for the restricted shares of TODCO common stock resulting from the assumption of the Assumed Deferred Units. Such shares of Restricted Stock were granted in accordance with the provisions and requirements of Section 2.4(c)(v)(B) of the Merger Agreement, the TODCO Deferred Unit and, to the extent not inconsistent with the foregoing, the provisions of this Plan.

13. Assignability.  Except as otherwise provided herein, no Award granted under this Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and during the lifetime of a Participant, any Award shall be exercisable only by him, or in the case of a Participant who is mentally incapacitated, the Award shall be exercisable by his guardian or legal representative. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment or transfer in violation of this Section 13 shall be null and void. Upon a Participant’s death, the personal representative or other person entitled to succeed to the rights of the Participant (the “Successor Participant”) may exercise such rights. A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Award under the Participant’s will or under the applicable laws of descent and distribution.

14. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the ownership of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures or other obligations, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other Company act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any Common Stock distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of Common Stock or similar change or upon the occurrence of any other event that the Committee, in its sole discretion, deems appropriate, the Committee shall adjust: (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards; (ii) the Exercise Price in respect of such Awards; (iii) the appropriate Fair Market Value and other price determinations for such Awards and (iv) the Stock-Based Award Limitations as appropriate.

(c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation that is not a Change of Control, the Committee shall be authorized (i) to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment or (ii) to cancel Awards that are Options and give the Participants who are the holders of such Awards notice and opportunity to exercise for thirty (30) days prior to such cancellation.

15. Purchase for Investment.  Unless the Awards and shares of Common Stock covered by this Plan have been registered under the Act, as amended, each person receiving shares of Common Stock pursuant to an Award under this Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

16. Tax Withholding.  The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of the minimum amount of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes at the minimum rate required by law. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

17. Amendments or Termination.  The Company may amend, alter or discontinue this Plan, except that no amendment or alteration that would impair the rights of any Participant under any Award that he has been granted shall be made without his consent, and no amendment or alteration shall be effective prior to approval by the Company’s stockholders to the extent such approval is determined by the Board to be required by applicable laws, regulations or exchange requirements.

18. Restrictions.  No shares of Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. The Award Agreement may include provisions for the repurchase by the Company of Common Stock acquired pursuant to an Award and repurchase of the Participant’s Option rights.

19. Unfunded Plan.  This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

20. Indemnification.  The Company shall indemnify and hold harmless any member of the Board or any Committee and other individuals, including Employees and Directors, performing services on behalf of the Committee, against any liability, cost or expense arising as a result of any claim asserted by any person or entity under the laws of any state or of the United States with respect to any action or failure to act of such individuals taken in connection with this Plan, except claims or liabilities arising on account of the willful misconduct or bad faith of such Board member, committee member or individual.

21. Rule 16b-3.  It is intended that this Plan and any grant of an Award made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provision of this Plan or any such Awards would disqualify this Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

22. No Guarantee of Employment or Board Service.  The granting of any Award shall not impose upon the Company any obligation to maintain any Participant as an Employee or a Director and shall not diminish the power of the Company to discharge any Participant at any time.

23. Governing Law.  This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

24. Effective Date of Plan.  This Plan as amended and restated shall be effective as of the Effective Date, subject to the approval of this Plan as amended and restated by the stockholders of the Company within twelve (12) months of the adoption of this Plan by the Board. Unless terminated earlier by the Board, this Plan shall terminate as of the tenth (10th) anniversary of the Effective Date and no further Awards shall be made after such date. Termination of this Plan shall not affect Awards made prior to the termination date.

25. Code Section 409A Compliance.  It is the intent of the Company that the provisions of the Plan and any Award Agreement comply with or, as applicable, be exempt from, Code Section 409A and related regulations and Treasury pronouncements, and this Plan and the Award Agreements shall be continued and administered in accordance with this intention.

HERCULES OFFSHORE, INC. 9 GREENWAY PLAZA, SUITE 2200 HOUSON, TX 77046 ATTN: STEPHEN BUTZ
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐

Nominees

01	Thomas N. Amonett 02 Thomas J. Madonna 03 F. Gardner Parker

The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain

2.	Advisory vote on 2010 Executive Compensation		☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain

3.	Advisory vote on the frequency of the stockholder vote on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4 and 5:			For	Against	Abstain

4.	To approve the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan, increasing the number of shares of Hercules common stock available for issuance under the plan by 5,000,000 shares.		☐	☐	☐

5.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011.		☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report is/are available at www.proxyvote.com.

ANNUAL MEETING OF STOCKHOLDERS
HERCULES OFFSHORE, INC.
May 10, 2011
This proxy is solicited by the Board of Directors
The undersigned hereby appoints James W. Noe, Stephen M. Butz, and Troy Carson, and each of them, proxies of the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Hercules Offshore, Inc. held of record by the undersigned on March 14, 2011, at the Annual Meeting of Stockholders to be held on May 10, 2011 at 8:00 a.m., Houston time, at the Renaissance Hotel, 6 Greenway Plaza East, Houston, Texas, or any adjournment or postponement thereof.
This proxy will be voted in accordance with the instructions specified above and, in the absence of such specifications, will be voted “FOR” all director nominees, “FOR” Proposals 2, 4 and 5, and “1 YEAR” on Proposal 3. If any other business properly comes before the meeting or any adjournment or postponement thereof, this proxy will be voted in the discretion of the proxies named herein.

 Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side